EXECUTION COPY










                                    COMPETITIVE ADVANCE AND MULTI-CURRENCY
                           REVOLVING CREDIT FACILITY AGREEMENT dated as of October 30, 1996, among CHOICE HOTELS HOLDINGS, INC., a Delaware corporation (the "Borrower"), the lenders listed in Schedule 2.01 (the "Lenders"), NATIONSBANK, N.A., as co-agent, and THE CHASE MANHATTAN BANK, a New York banking corporation, as agent for the Lenders (in such capacity, the "Agent").


          The Borrower has requested the Lenders to extend credit to the Borrower in order to enable it to borrow on a standby revolving credit basis on and after the date hereof and at any time and from time to time prior to the Maturity Date (as herein defined) a principal amount not in excess of $100,000,000 at any time outstanding. The Borrower has requested that up to $75,000,000 of such principal amount be available to the Borrower in Alternative Currencies (as herein defined). The Borrower has also requested the Lenders to provide a procedure pursuant to which the Borrower may invite the Lenders to bid on an uncommitted basis on short-term borrowings by the Borrower. The Borrower has requested the Issuing Bank (as herein defined) to issue letters of credit, in an aggregate face amount at any time outstanding not in excess of $25,000,000, to support payment obligations incurred in the ordinary course of business by the Borrower and its Subsidiaries (as herein defined). The proceeds of the borrowings hereunder shall be used for general corporate purposes of the Borrower and its Subsidiaries, including working capital, capital expenditures, acquisitions and equity investments. The Lenders are willing to extend such credit to the Borrower and the Issuing Bank is willing to issue letters of credit for the account of the Borrower on the terms and subject to the conditions herein set forth. Accordingly, the parties hereto agree as follows:


ARTICLE I.  DEFINITIONS

          SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

          "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

          "ABR Loan" shall mean any Loan denominated in dollars bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

          "ABR Standby Loan" shall mean any Standby Loan denominated in dollars bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

          "Adjusted CD Rate" shall mean, with respect to any CD Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the sum of (a) a rate per annum equal to the product of (i) the Fixed CD Rate in effect for such Interest Period and (ii) Statutory Reserves, plus (b) the Assessment Rate. For purposes hereof, the term "Fixed CD Rate" shall mean the arithmetic average (rounded upwards, if necessary, to the next 1/100 of 1%) of the prevailing rates per annum bid at or about 10:00 a.m., New York City time, to the Agent on the first Business Day of the Interest Period applicable to such CD Borrowing by three New York City negotiable certificate of deposit dealers of recognized national standing selected by the Agent for the purchase at face value of negotiable certificates of deposit of major United States money center banks in a principal amount approximately equal to the Reference Bank's portion of such CD Borrowing and with a maturity comparable to such Interest Period.

          "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit B.

          "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified. Following the Distribution, the Borrower and the Subsidiaries shall not be deemed to be Affiliates of Manor Care or its subsidiaries merely by virtue of such companies' having common shareholders or directors as a result of the Distribution.

          "Agent and Administrative Fees" shall have the meaning assigned to such term in Section 2.06(b).

          "Aggregate Principal Amount Outstanding" shall mean, at any time, the sum of (i) the aggregate principal amount at such time of all outstanding Loans denominated in dollars and (ii) the aggregate Equivalent Dollar Amount at such time of the principal amounts of all outstanding Eurocurrency Loans.

          "Aggregate Revolving Credit Exposure" shall mean the aggregate amount of the Lenders' Revolving Credit Exposures.

          "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of
(a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as effective. "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate. "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business
Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from the New York City negotiable certificate of deposit dealers of recognized national standing selected by it. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized national standing selected by it. If for any reason the Agent shall have determined that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clauses (b) or (c) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

          "Alternative Currency" shall mean Sterling, French Francs, Deutsche Marks and any other freely available currency (other than ECUs) that is freely transferable and freely convertible into dollars and in which dealings in deposits are carried on in the London interbank market, which shall be requested by the Borrower and approved by the Lenders.

          "Applicable Percentage" shall mean, with respect to any CD Loan or Eurodollar Standby Loan or with respect to the Facility Fees, as the case may be, the applicable percentage set forth in the table below under the caption "Eurodollar Spread", "CD Spread" or "Facility Fee Percentage", as the case may be, based upon the Consolidated Leverage Ratio as of the end of and for the most recent period of four consecutive fiscal quarters for which financial statements of the Borrower are required to have been delivered under Section 5.04(a) or
(b), whether or not
financial statements in respect of any subsequent period shall have been delivered:

============================================================================
             Consolidated        Facility Fee   Euro-      CD
             Leverage Ratio      Percentage     dollar     Spread
                                                Spread

----------------------------------------------------------------------------
Category 1   Less than or
             equal to 0.50 to
             1.00                .100%          .200%      .325%
----------------------------------------------------------------------------
Category 2   Greater than
             0.50 to 1.00,
             but less than or
             equal to 1.50 to
             1.00                .125%          .225%      .350%
----------------------------------------------------------------------------
Category 3   Greater than
             1.50 to 1.00,
             but less than or
             equal to 2.50 to
             1.00                .175%          .275%      .400%
----------------------------------------------------------------------------
Category 4   Greater than
             2.50 to 1.00,
             but less than or
             equal to 3.00 to
             1.00                .200%          .350%      .475%
----------------------------------------------------------------------------
Category 5   Greater than
             3.00 to 1.00        .250%          .500%      .625%
============================================================================

;provided that the Applicable Percentage for the period commencing on the date hereof and ending on November 30, 1996, shall be determined by reference to Category 4; provided further that at any time when financial statements required to have been delivered under Section 5.04(a) or (b) have not been delivered, the Applicable Percentage shall be determined by reference to Category 5.

          "Assessment Rate" shall mean for any date the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) identified by the Agent (or, if need be, reasonably estimated by the Agent) as the then current net annual assessment rate that will be employed in determining amounts payable by the Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in dollars at the Agent's domestic offices.

          "Asset Sale" shall mean, with respect to the Borrower or any Subsidiary, any sale, transfer or other disposition of any assets or other properties (including individual business assets, patents, trademarks and other intangibles) of the Borrower or such Subsidiary, including the sale, transfer or disposition of any capital stock of or any merger or consolidation involving any Subsidiary and any issuance or sale by any Subsidiary of shares of its capital stock, other than (i) sales of inventory and used equipment in the ordinary course of business of the person (whether the Borrower or a Subsidiary) owning and selling such inventory or used equipment; (ii) sales, transfers and other dispositions of any tangible assets by the Borrower or any Subsidiary if the Borrower or such Subsidiary enters into an agreement to replace such assets with a comparable asset as soon as practicable (and in no event later than three months) after the disposition and, pending such replacement, diligently pursues the replacement thereof, and the fair market value of the replacement asset is substantially equivalent to or exceeds that of the asset so disposed of; (iii) sales, transfers and other dispositions of any assets to the Borrower or any Subsidiary; (iv) Sale and Lease-Back Transactions; (v) sales by the Borrower or Subsidiaries of assets acquired from persons other than the Borrower or other Subsidiaries, which sales occur not more than 12 months after the respective dates on which such assets were acquired and (vii) the Distribution and the transactions related thereto set forth in the Form 10.

          "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Agent, in the form of Exhibit C.

          "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

          "Borrowing" shall mean a group of Loans of a single Type made by the Lenders (or, in the case of a Competitive Borrowing, by the Lender or Lenders whose Competitive Bids have been accepted pursuant to Section 2.03) on a single date and as to which a single Interest Period is in effect.

          "Borrowing Request" shall mean a request by the Borrower in accordance with the terms of Section 2.04.

          "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; provided, however, that (i) when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market and (ii) when used in connection with a Eurocurrency Loan, "Business Day" shall also exclude any day on which commercial banks are not open for foreign exchange business in London or, if such reference relates to the date on which any amount is to be paid or made available in an Alternative Currency, in the principal financial center in the country of such Alternative Currency.

          "Capital Lease Obligations" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP applied on a consistent basis and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP applied on a consistent basis.

          "CD Borrowing" shall mean a Borrowing comprised of CD Loans.

          "CD Loan" shall mean any Loan bearing interest at a rate determined by reference to the Adjusted CD Rate in accordance with the provisions of Article II.

          "CD Standby Borrowing" shall mean a Borrowing composed of CD Standby Loans.

          "CD Standby Loan" shall mean any Standby Loan bearing interest at a rate determined by reference to the Adjusted CD Rate in accordance with the provisions of Article II.

          A "Change in Control" shall be deemed to have occurred if (a) any person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Commission as in effect on the date hereof) other than Stewart Bainum and his family shall own directly or indirectly, beneficially or of record, shares representing more than 15% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower, except that such a person or group may own directly or indirectly, beneficially or of record, shares representing not more than 20% of the aggregate voting power represented by the issued and outstanding capital stock of the Borrower if such person or group reports and continues to report such ownership on Schedule 13G (filed pursuant to Rule 13d-1(b), Rule 13d- 1(c), or, in the case of amendments, Rule 13d-2(b), of the Securities and Exchange Commission as in effect on the date hereof); (b) a majority of the seats (other than vacant seats) on the board of directors of the Borrower shall at any time have been occupied by persons who were neither (i) nominated by the management of the Borrower or by the Nominating Committee of the Borrower's board of directors in connection with an annual meeting of the stockholders of the Borrower, nor (ii) appointed by directors so nominated; or
(c) any person or group other than Stewart Bainum and his family shall otherwise directly or indirectly Control the Borrower. Notwithstanding the foregoing, if a trust or foundation or other entity established by Stewart Bainum or his family holds shares representing in excess of 15% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower and Stewart Bainum or his family Controls such trust or foundation or such other entity and the vote of such shares held by such trust or foundation or such other entity and Stewart Bainum and his family remain in Control of the Borrower, there shall be no Change in Control for purposes of this Agreement; provided, however, that any transfer of such shares by Stewart Bainum, such trust or such foundation or such other entity shall stand on its own merits for purposes of this Agreement.

          "Choice Hotels Franchising" shall mean Choice Hotels International, Inc., a Delaware corporation, to be renamed Choice Hotels Franchising, Inc. following the Distribution.

          "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

          "Commitment" shall mean, with respect to each Lender, the commitment of such Lender hereunder as set forth in Schedule 2.01, as such Lender's Commitment may be permanently terminated or reduced from time to time pursuant to Section 2.11. The Commitments shall automatically and permanently terminate on the Maturity Date.

          "Competitive Bid" shall mean an offer by a Lender to make a Competitive Loan pursuant to Section 2.03.

          "Competitive Bid Accept/Reject Letter" shall mean a notification made by the Borrower pursuant to Section 2.03(d) in the form of Exhibit A-4.

          "Competitive Bid Rate" shall mean, as to any Competitive Bid made by a Lender pursuant to Section 2.03(b), (i) in the case of a Eurodollar Competitive Loan, the Competitive Margin, and (ii) in the case of a Fixed Rate Loan, the fixed rate of interest offered by the Lender making such Competitive Bid.

          "Competitive Bid Request" shall mean a request made pursuant to
Section 2.03 in the form of Exhibit A-1.

          "Competitive Borrowing" shall mean a borrowing consisting of a Competitive Loan or concurrent Competitive Loans from the Lender or Lenders whose Competitive Bids for such Borrowing have been accepted by the Borrower under the bidding procedure described in Section 2.03.

          "Competitive Loan" shall mean a Loan from a Lender to the Borrower pursuant to the bidding procedure described in Section 2.03. Each Competitive Loan shall be a Eurodollar Competitive Loan or a Fixed Rate Loan.

          "Competitive Margin" shall mean, as to any Eurodollar Competitive Loan, the margin (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added to or subtracted from the LIBO Rate in order to determine the interest rate applicable to such Loan, as specified in the Competitive Bid relating to such Loan.

          "Consolidated EBITDA" shall mean, for any period, without duplication, the sum for such period of (a) Consolidated Net Income, (b) depreciation and amortization expense, (c) Consolidated Interest Expense, (d) provisions for income tax expense, (e) restructuring charges incurred in connection with the Distribution and (f) non-cash charges related to the impairment of assets

(pursuant to FAS 121), all as determined in accordance with GAAP consistently applied.

          "Consolidated Funded Indebtedness" means, as of any date of determination, all obligations accounted for as indebtedness on a consolidated balance sheet of the Borrower on such date, in accordance with GAAP consistently applied, whether such obligations are classified as long-term or short-term.

          "Consolidated Interest Coverage Ratio" shall mean, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

          "Consolidated Interest Expense" shall mean, for any period, gross total expenses of the Borrower and its consolidated Subsidiaries accounted for as interest expense (including capitalized interest determined in accordance with GAAP consistently applied) for such period, including (i) the portion of rental payments under Capital Lease Obligations deemed to represent interest in accordance with GAAP consistently applied, (ii) the amortization of debt discounts, (iii) the amortization of all fees (including fees with respect to interest rate protection agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense, all as determined on a consolidated basis in accordance with GAAP consistently applied. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received with respect to interest rate protection agreements entered in to as a hedge against interest rate exposure.

          "Consolidated Leverage Ratio" shall mean the ratio of Consolidated Funded Indebtedness to Consolidated EBITDA. In the event the Borrower shall complete, directly or through a Subsidiary, an acquisition or divestiture of any Person or business unit during any period, the Consolidated Leverage Ratio as of the end of and for such period shall thereafter be determined on a pro forma basis as if such acquisition or divestiture had been completed on the first day of such period.

          "Consolidated Net Income" shall mean, for any period, the net income (or loss) of the Borrower and its consolidated Subsidiaries for such period, as determined on a consolidated basis in accordance with GAAP consistently applied.

          "Consolidated Net Worth" shall mean, as at any date of determination, the consolidated stockholders' equity of the Borrower and its consolidated Subsidiaries, as determined on a consolidated basis in accordance with GAAP consistently applied.

          "Consolidated Total Assets" shall mean, as at any date of determination, the total assets of the Borrower and its consolidated Subsidiaries at such time, as determined on a consolidated basis in accordance with GAAP consistently applied.

          "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto; provided, however, the existence of a management contract by the Borrower or one of its Affiliates to manage another entity shall not be deemed to be Control.

          "Credit Event" shall have the meaning assigned to such term in Section 4.01.

          "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

          "Denomination Date" shall mean, in relation to any Eurocurrency Borrowing, the date that is three Business Days before the date of such Borrowing.

          "Deutsche Marks" shall mean the lawful money of the Federal Republic of Germany.

          "Distribution" shall mean the distribution by Manor Care to its shareholders of all the capital stock of the Borrower in the manner, on the terms and with the results set forth in the Form 10.

          "Distribution Agreement" shall mean the Distribution Agreement dated as of [ ], 1996, by and between Manor Care and the Borrower.

          "dollars" or "$" shall mean lawful money of the United States of America.

          "Effective Date" shall mean the date on which this Agreement becomes effective in accordance with Section 4.02.

          "Equivalent Dollar Amount" shall mean, with respect to an amount of any Alternative Currency on any date, the amount of dollars that may be purchased with such amount of such Alternative Currency at the Spot Exchange Rate on such date.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

          "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that is a member of a group of which the Borrower is a member and which is treated as a single employer under Section 414 of the Code.

          "Eurocurrency Borrowing" shall mean a Borrowing comprised of Eurocurrency Loans.

          "Eurocurrency Loan" shall mean any Loan denominated in an Alternative Currency and bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

          "Eurocurrency Sublimit" shall mean $75,000,000.

          "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

          "Eurodollar Competitive Loan" shall mean any Competitive Loan denominated in dollars and bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

          "Eurodollar Loan" shall mean any Eurodollar Competitive Loan or Eurodollar Standby Loan.

          "Eurodollar Standby Borrowing" shall mean a Borrowing comprised of Eurodollar Standby Loans.

          "Eurodollar Standby Loan" shall mean any Standby Loan denominated in dollars and bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

          "Event of Default" shall have the meaning assigned to such term in
Article VII.

          "Facility Fee" shall have the meaning assigned to such term in Section 2.06(a).

          "Fees" shall mean the Facility Fee and the Agent and Administrative Fees, the L/C Participation Fees and the Issuing Bank Fees.

          "Financial Officer of the Borrower" of any corporation shall mean the chief financial officer, principal accounting officer, Treasurer or Controller of such corporation.

          "Fixed Rate Borrowing" shall mean a Borrowing comprised of Fixed Rate Loans.

          "Fixed Rate Loan" shall mean any Competitive Loan bearing interest at a fixed percentage rate per annum (expressed in the form of a decimal to no more than four decimal places) specified by the Lender making such Loan in its Competitive Bid.

          "Form 10" shall mean the registration statement on Form 10 under the Securities Exchange Act of 1934 of the Borrower filed with the Securities and Exchange Commission on July 11, 1996, as amended and distributed to the Lenders prior to the date hereof.

          "French Francs" shall mean the lawful money of the Republic of France.

          "GAAP" shall mean generally accepted accounting principles.

          "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

          "Guarantee" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

          "Hotel Properties" shall mean the properties set forth on Schedule 1.01, including fixtures and personalty associated therewith.

          "Indebtedness" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations of such person, (i) all obligations of such person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements and (j) all obligations of such person as an account party in respect of letters of credit (other than (x) documentary letters of credit (including commercial and trade letters of credit) issued to secure payment obligations in respect of goods and services in the ordinary course of business and (y) letters of credit and surety bonds with respect to obligations of such person that are fully accounted for as liabilities in the financial records of such person) and bankers' acceptances. The

Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner.

          "Interest Payment Date" shall mean, with respect to any Loan, the last day of the Interest Period applicable thereto and, in the case of a Eurocurrency Loan or Eurodollar Loan with an Interest Period of more than three months' duration or a Fixed Rate Loan or a CD Loan with an Interest Period of more than 90 days' duration, each day that would have been an Interest Payment Date for such Loan had successive Interest Periods of three months' duration or 90 days' duration, as the case may be, been applicable to such Loan and, in addition, the date of any refinancing or conversion of such Loan with or to a Loan of a different Type.

          "Interest Period" shall mean (a) as to any Eurocurrency Borrowing or Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the applicable Borrower may elect, (b) as to any CD Borrowing, a period of 30, 60, 90 or 180 days' duration, as the Borrower may elect, commencing on the date of such Borrowing, (c) as to any ABR Borrowing, the period commencing on the date of such Borrowing and ending on the date 90 days thereafter or, if earlier, on the Maturity Date or the date of prepayment of such Borrowing and (d) as to any Fixed Rate Borrowing, the period commencing on the date of such Borrowing and ending on the date specified in the Competitive Bids in which the offer to make the Fixed Rate Loans comprising such Borrowing were extended, which shall not be earlier than seven days after the date of such Borrowing or later than 360 days after the date of such Borrowing; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of Eurocurrency Loans and Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

          "Interest Rate Determination Date" shall mean, with respect to a Eurocurrency Borrowing or Eurodollar

Borrowing, the date which is two Business Days prior to the commencement of any Interest Period for such Borrowing.

          "Issuing Bank" shall mean, as the context may require, (a) The Chase Manhattan Bank, or (b) any other Lender that may become an Issuing Bank pursuant to Section 2.20(i), with respect to Letters of Credit issued by such Lender.

          "Issuing Bank Agreement" shall mean an agreement in substantially the form of Exhibit E.

          "Issuing Bank Fees" shall have the meaning assigned to such term in
Section 2.06(c).

          "L/C Commitment" shall mean, with respect to any Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit pursuant to Section 2.20.

          "L/C Disbursement" shall mean a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit.

          "L/C Exposure" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus (b) the aggregate principal amount of all L/C Disbursements that have not yet been reimbursed at such time. The L/C Exposure of any Lender at any time shall mean its Pro Rata Percentage of the aggregate L/C Exposure at such time.

          "L/C Participation Fee" shall have the meaning assigned to such term in Section 2.06(c)(i).

          "Letter of Credit" shall mean any letter of credit issued pursuant to
Section 2.20, as permitted hereby.

          "LIBO Rate" shall mean, (a) with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the rate at which deposits in the currency in which such Loan is denominated approximately equal in principal amount to the Reference Bank's portion of such Eurocurrency Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of the Agent, in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, on the relevant Interest Rate Determination Date, and

(b) with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the rate at which dollar deposits approximately equal in principal amount to (i) in the case of a Standby Borrowing, the Reference Bank's portion of such Standby Borrowing and (ii) in the case of a Competitive Borrowing, a principal amount that would have been the Reference Bank's portion of such Competitive Borrowing had such Competitive Borrowing been a Standby Borrowing, and for a maturity comparable to such Interest Period are offered to the principal London office of the Agent, in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, on the applicable Interest Rate Determination Date.

          "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and
(c) in the case of securities, any purchase option, call or similar right of a third party (excluding rights of first refusal) with respect to such securities.

          "Loan" shall mean a Competitive Loan or a Standby Loan, whether made as a Eurocurrency Loan, a Eurodollar Loan, a CD Loan, an ABR Loan or a Fixed Rate Loan, as permitted hereby.

          "Loan Documents" shall mean this Agreement, the Letters of Credit, each Issuing Bank Agreement and, if requested by a Lender pursuant to Section 2.07(e), each Note.

          "Manor Care" shall mean Manor Care, Inc., a Delaware corporation.

          "Manor Care Note" shall mean (a) Indebtedness of the Borrower to MNR Finance Corp., a subsidiary of Manor Care, in an aggregate principal amount not in excess of $225,722,500 having a maturity no earlier than the Maturity Date, bearing interest at a rate equal to 9% per annum and having no scheduled principal or redemption payments, except as expressly contemplated hereby (the "Note"), and (b) any Indebtedness that renews, extends, refinances or replaces the Note; provided, however, that the Indebtedness that extends, renews, refinances or replaces the Note has (i) a maturity and schedule of principal or redemption payments no earlier than that of the Note and (ii) an aggregate principal amount that is equal to or less than the aggregate principal amount then outstanding (plus fees and expenses, including any premium and defeasance costs) of the Note.

          "Margin Stock" shall have the meaning given such term under Regulation U.

          "Material Adverse Effect" shall mean a materially adverse effect on the business, assets, property or condition, financial or otherwise, of the Borrower and the Subsidiaries taken as a whole.

          "Maturity Date" shall mean the third anniversary of the date hereof.

          "Moody's" shall mean Moody's Investors Service, Inc.

          "Multiemployer Plan" shall mean a multiemployer plan as defined in
Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of
Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "Non-Recourse Hotel Indebtedness" shall mean Indebtedness, incurred solely in respect of a Hotel Property, (i) as to which neither the Borrower nor any Subsidiary (x) provides credit support (including any undertaking, agreement or instrument which would constitute Indebtedness) or has given or made other assurances regarding repayment, (y) is directly or indirectly personally liable or (z) constitutes the lender and (ii) the obligees of which will have recourse solely against the assets comprising such Hotel Property for repayment of the principal of and interest on such Indebtedness and any fees, indemnities, expense reimbursements or other amounts of whatever nature accrued or payable in connection with such Indebtedness.

          "Obligations" shall mean (a) the Borrower's obligations in respect of the due and punctual payment of principal of and interest on the Loans and reimbursement of the Letters of Credit, in each case when and as due whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) all Fees, expenses, indemnities, reimbursements and other obligations, monetary or otherwise, of the Borrower under this Agreement or any other Loan Document and (c) all obligations, monetary or otherwise, of each Subsidiary under each Loan Document to which it is a party.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

          "Permitted Investments" shall mean:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America);

                  (b) investments in commercial paper having credit ratings of at least A-2 from S&P and P-2 from Moody's;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $200,000,000;

                  (d) investments in the ordinary course of business in customary repurchase agreements with respect to freely marketable, short-term securities of the type customarily subject to repurchase agreements; and

                  (e) other readily marketable debt and equity securities traded on national securities exchanges or on other nationally recognized markets, including over-the-counter markets.

          "person" shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership or government, or any agency or political subdivision thereof.

          "Plan" shall mean any pension plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code which is maintained for employees of the Borrower or any ERISA Affiliate.

          "Proceeds" shall mean, with respect to any Asset Sale, (a) the gross amount of consideration or other amounts payable to or receivable by the Borrower or a Subsidiary in respect of such Asset Sale, less (b) the amount, if any, of all estimated taxes payable with respect to such Asset Sale whether or not payable during the taxable year in which such Asset Sale shall have occurred, and less (c) reasonable and customary fees, commissions, costs and other expenses (other than those payable to the Borrower or a Subsidiary or Affiliate of the Borrower or to Manor Care or a subsidiary or affiliate of Manor
Care) which are incurred in connection with such Asset Sale and are payable by the seller or the transferor of the assets or property to which such Asset Sale relates, but only to the extent not already deducted in arriving at the amount referred to in clause (a) above. For purposes of determining Proceeds, the value of all noncash consideration payable or receivable by the Borrower or any Subsidiary, as the case may be, shall be the fair market value of such noncash consideration as determined in good faith by the Borrower and the Borrower shall provide to the Agent a certificate of a Financial Officer of the Borrower with respect to the fair market value of such consideration, in form and substance reasonably satisfactory to the Agent.

          "Pro Rata Percentage" of any Lender at any time shall mean the percentage of the Total Commitment represented by such Lender's Commitment. In the event the Commitments shall have expired or been terminated, the Pro Rata Percentages shall be determined on the basis of the Commitments most recently in effect (giving effect to any assignments under Section 9.04).

          "Quality Hotels" shall mean Quality Hotels Europe, Inc., a Subsidiary.

          "Reference Bank" shall mean the Agent or, in the case where the Agent's Commitment is not the largest of the Lenders' Commitments, the Lender possessing the largest Commitment.

          "Register" shall have the meaning given such term in Section 9.04(d).

          "Regulation D" shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "Regulation G" shall mean Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "Reportable Event" shall mean any reportable event as defined in
Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the
Code).

          "Required Lenders" shall mean, at any time, Lenders having Commitments representing at least a majority of the Total Commitment or, if the Commitments have been terminated, Lenders holding Loans and L/C Exposures representing at least a majority of the sum of the aggregate amount of L/C Exposures and aggregate principal amount of the Loans then outstanding.

          "Responsible Officer" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

          "Revolving Credit Exposure" shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Standby Loans of such Lender denominated in dollars, plus the Equivalent Dollar Amount at such time of the aggregate principal amount at such time of all outstanding Standby Loans of such Lender that are Alternative Currency Loans, plus the aggregate amount at such time of such Lender's L/C Exposure.

          "Sale and Lease-Back Transaction" shall mean any arrangement, directly or indirectly, with any person whereby such person shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

          "Significant Subsidiary" shall mean at any time (a) Choice Hotels Franchising, (b) any Subsidiary of the Borrower with revenues during the fiscal year of the Borrower most recently ended greater than or equal to 5% of the total revenues of the Borrower and its Subsidiaries during such year, computed and consolidated in accordance with GAAP consistently applied ("Consolidated Revenues"), (c) any Subsidiary of the Borrower with assets as of the last day of the Borrower's most recently ended fiscal year greater than or equal to 5% of the total assets of the Borrower and its Subsidiaries at such date, computed and consolidated in accordance with GAAP consistently applied ("Consolidated Assets"), (d) any Subsidiary with stockholder's equity as of the last day of the Borrower's most recently ended fiscal year greater than or equal to 5% of the stockholder's equity of the Borrower and the Subsidiaries at such date, computed and consolidated in accordance with GAAP consistently applied ("Net Stockholders' Equity"), (e) any Subsidiary designated in writing by the Borrower as a Significant Subsidiary, (f) any Subsidiary created or acquired by the Borrower after the date hereof that falls within or that comes to meet one of clauses (a) through (e) or (g) any Subsidiary in existence on the date hereof which comes to meet one of clauses (a) through (e) after the date hereof; provided, however, that if at any time (x) the aggregate revenues of all Subsidiaries that are Significant Subsidiaries during any fiscal year of the Borrower shall not equal or exceed 90% of Consolidated Revenues for such fiscal year, (y) the aggregate assets of all Subsidiaries that are Significant Subsidiaries as of the last day of any fiscal year of the Borrower shall not equal or exceed 90% of Consolidated Assets at such date, or (z) the aggregate stockholders' equity of all Subsidiaries that are Significant Subsidiaries as of the last day of any fiscal year of the Borrower shall not equal or exceed 90% of Net Stockholders' Equity at such date, then the term Significant Subsidiary shall be deemed to include such Subsidiaries (as determined pursuant to the next following sentence) of the Borrower as may be required so that none of clauses (x), (y) and (z) above shall continue to be true. For purposes of the proviso to the next preceding sentence, the Subsidiaries which shall be deemed to be Significant Subsidiaries shall be determined based on the percentage that the assets of each such Subsidiary are of Consolidated Assets, with the Subsidiary with the highest such percentage being selected first, and each other Subsidiary required to satisfy the requirements set forth in such proviso being selected in descending order of such percentage.

          "S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

          "SPC" shall mean a special purpose corporation formed by the Borrower as a wholly owned Subsidiary and possessing only Hotel Properties as assets.

          "Spot Exchange Rate" shall mean, on any day, with respect to any Alternative Currency, the spot rate at which dollars are offered on such day by The Chase Manhattan Bank in London for such Alternative Currency at approximately 11:00 A.M. (London time).

          "Standby Borrowing" shall mean a borrowing consisting of simultaneous Standby Loans from each of the Lenders.

          "Standby Borrowing Request" shall mean a request made pursuant to
Section 2.04 in the form of Exhibit A-5.

          "Standby Loans" shall mean the revolving loans made by the Lenders to the Borrower pursuant to Section 2.04. Each Standby Loan shall be a Eurocurrency Loan, a Eurodollar Standby Loan, a CD Loan or an ABR Loan.

          "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Agent is subject for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to the applicable Interest Period. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Sterling" or "(pound)" shall mean the lawful money of the United Kingdom.

          "Subordinated Indebtedness" shall mean Indebtedness of the Borrower that is subordinated in right of payment to any of the Obligations.

          "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) which is, at the time any determination is made, otherwise Controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "Subsidiary" shall mean any subsidiary of the Borrower.

          "Total Commitment" shall mean at any time the aggregate amount of the Lenders' Commitments, as in effect at such time.

          "Transactions" shall have the meaning assigned to such term in Section 3.02.

          "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined and the currency in which such Loan or the Loans comprising such Borrowing are denominated. For purposes hereof, "Rate" shall include the LIBO Rate, the Adjusted CD Rate, the Alternate Base Rate and the Fixed Rate, and "currency" shall include Dollars, French Francs, Deutsche Marks, Sterling and any other Alternative Currency permitted hereunder.

          "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP consistently applied, as in effect from time to time; provided, however, that, for purposes of determining compliance with any covenant set forth in Article VI, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in preparing the Borrower's audited financial statements referred to in Section 3.05.


ARTICLE II.  THE CREDITS

          SECTION 2.01. Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Standby Loans (including Eurocurrency Loans) to the Borrower, at any time and from time to time on and after the date hereof and until the earlier of the Maturity Date and the termination of the Commitment of such Lender, in an aggregate principal amount at any time outstanding that will not result in such Lender's Revolving Credit Exposure exceeding such Lender's Commitment minus the amount by which the Competitive Loans outstanding at such time shall be deemed to have used such Commitment pursuant to Section 2.16, subject, however, to the conditions that (a) at no time shall any Loan be made if, immediately after giving effect thereto and to the application of the proceeds thereof, the Aggregate Principal Amount Outstanding would exceed the Total Commitment minus the L/C Exposure, (b) at no time shall any Loan be made if, immediately after giving effect thereto and to the application of the proceeds thereof, the aggregate Equivalent Dollar Amount of all outstanding Eurocurrency Loans would exceed the Eurocurrency Sublimit and
(c) at all times the outstanding aggregate principal amount of all Standby Loans made by each Lender shall equal the product of (i) the percentage which its Commitment represents of the Total Commitment times (ii) the outstanding aggregate principal amount of all Standby Loans made pursuant to

Section 2.04. Each Lender's Commitment is set forth opposite its respective name in Schedule 2.01. Such Commitments may be terminated or reduced from time to time pursuant to Section 2.11. Within the foregoing limits, the Borrower may borrow, pay or prepay and reborrow hereunder, on and after the Effective Date and prior to the Maturity Date, subject to the terms, conditions and limitations set forth herein.

          SECTION 2.02. Loans. (a) Each Standby Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their Commitments; provided, however, that the failure of any Lender to make any Standby Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.03. Except for Loans deemed made pursuant to Section 2.02(e), the Standby Loans or Competitive Loans comprising any Borrowing shall be (i) in the case of Competitive Loans, in an aggregate principal amount which is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) in the case of Standby Loans, in an aggregate principal amount which is an integral multiple of $1,000,000 and not less than $5,000,000 (or an aggregate principal amount equal to the remaining balance of the available Commitments); provided, however, that if the Equivalent Dollar Amount of any Eurocurrency Loan at the end of the Interest Period applicable thereto does not exceed by more than 5%, and is not less than 95% of, the Equivalent Dollar Amount of such Loan on the relevant Denomination Date, then the applicable Borrower may (notwithstanding clauses (i) and (ii) above) refinance such Loan with a new Loan denominated in the same Alternative Currency and with the same principal amount (in such Alternative Currency) at the end of such Interest Period, notwithstanding that the Equivalent Dollar Amount of the new Loan is not an integral multiple of $1,000,000. For purposes of this Section, any Eurocurrency Borrowing shall be deemed to be in an amount equal to the Equivalent Dollar Amount of such Eurocurrency Borrowing determined as of its Denomination Date.

          (b) Each Standby Borrowing shall be comprised entirely of Eurocurrency Loans, Eurodollar Standby Loans, CD Loans or ABR Loans and each Competitive Borrowing shall be comprised entirely of Eurodollar Competitive Loans or

Fixed Rate Loans as the Borrower may request pursuant to Section 2.03 or 2.04, as applicable. Each Lender may at its option make any Eurocurrency Loan or Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided, however, that (i) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and (ii) in exercising such option, the Lender shall use its reasonable efforts to minimize any increased costs to the Borrower resulting therefrom (which obligation of the Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it determines would be otherwise disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.13(c) shall apply). Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing which, if made, would result in (A) an aggregate of more than fifteen separate Standby Loans of any Lender being outstanding hereunder at any one time, (B) there being Loans outstanding in an aggregate of more than six currencies or (C) there being more than 30 Eurocurrency Borrowings having an Interest Period of one month during any twelve-month period. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

          (c) Subject to Section 2.05 and except with respect to Loans made pursuant to Section 2.02(e), each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account as the Agent may designate, not later than 12:00 noon, New York City time, or, in the case of funds in an Alternative Currency, 12:00 noon, London time, and the Agent shall by 3:00 p.m., New York City time, or, in the case of funds in an Alternative Currency, 3:00 p.m., London time, credit the amounts so received to an account designated by the Borrower with the Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. Competitive Loans shall be made by the Lender or Lenders whose Competitive Bids therefor are accepted pursuant to Section 2.03 in the amounts so accepted and Standby Loans shall be made by the Lenders pro rata in accordance with

Section 2.16. Unless the Agent shall have received notice from a Lender prior to (or, in the case of an ABR Borrowing, on) the date of any Borrowing that such Lender shall not make available to the Agent such Lender's portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with this Section 2.02(c) and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent at
(i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Agent to represent its cost of overnight or short-term funds in the relevant currency (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

          (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

          (e) If the Issuing Bank shall not have received from the Borrower the payment required to be made by Section 2.20(e) within the time specified in such Section, the Issuing Bank will promptly notify the Agent of the L/C Disbursement and the Agent will promptly notify each Lender of such L/C Disbursement and its Pro Rata Percentage thereof. Each Lender shall pay by wire transfer of immediately available funds to the Agent not later than 2:00 p.m., New York City time, on such date (or, if such Lender shall have received such notice later than 12:00 (noon), New York City time, on any day, not later than 10:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Lender's Pro Rata Percentage of such L/C Disbursement (it being understood that such amount shall be deemed to constitute an ABR Loan of such Lender and such payment shall be deemed to have reduced the L/C Exposure), and the Agent will promptly pay to the Issuing Bank amounts so received by it from the Lenders. The Agent will promptly pay to the Issuing Bank any amounts received by it from the Borrower pursuant to Section 2.20(e) prior to the time that any Lender makes any payment pursuant to this paragraph (e); any such amounts received by the Agent thereafter will be promptly remitted by the Agent to the Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear. If any Lender shall not have made its Pro Rata Percentage of such L/C Disbursement available to the Agent as provided above, such Lender and the Borrower severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Agent for the account of the Issuing Bank at (i) in the case of the Borrower, the Alternate Base Rate, and
(ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate.

          SECTION 2.03. Competitive Bid Procedure. (a) In order to request Competitive Bids, the Borrower shall hand deliver, telex or telecopy to the Agent a duly completed Competitive Bid Request in the form of Exhibit A-1, to be received by the Agent (i) in the case of a Eurodollar Competitive Borrowing, not later than 10:00 a.m., New York City time, four Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, one Business Day before a proposed Competitive Borrowing. No Eurocurrency Loan, CD Loan or ABR Loan shall be requested in, or made pursuant to, a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the format of Exhibit A-1 may be rejected in the Agent's sole discretion, and the Agent shall promptly notify the Borrower of such rejection by telex or telecopier. Such request shall in each case refer to this Agreement and specify (x) whether the Borrowing then being requested is to be a Eurodollar Borrowing or a Fixed Rate Borrowing, (y) the date of such Borrowing (which shall be a Business Day) and the aggregate principal amount thereof which shall be in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000, and (z) the Interest Period with respect thereto (which may not end after the Maturity Date). Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Agent shall invite by telex or telecopier (in the form of Exhibit A-2) the Lenders to bid, on the terms and conditions of this Agreement, to make Competitive Loans pursuant to such Competitive Bid
Request.

          (b) Each Lender may, in its sole discretion, make one or more Competitive Bids to the Borrower responsive to a Competitive Bid Request. Each Competitive Bid by a Lender must be received by the Agent via telex or telecopier, in the form of Exhibit A-3, (i) in the case of a Eurodollar Competitive Borrowing, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the day of a proposed Competitive Borrowing. Multiple bids shall be accepted by the Agent. Competitive Bids that do not conform substantially to the format of Exhibit A-3 may be rejected by the Agent after conferring with, and upon the instruction of, the Borrower, and the Agent shall notify the Lender making such nonconforming bid of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and specify (x) the principal amount (which shall be in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the Borrower) of the Competitive Loan or Loans that the Lender is willing to make to the Borrower, (y) the Competitive Bid Rate or Rates at which the Lender is prepared to make the Competitive Loan or Loans and (z) the Interest Period and the last day thereof. If any Lender shall elect not to make a Competitive Bid, such Lender shall so notify the Agent via telex or telecopier (I) in the case of Eurodollar Competitive Loans, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing and (II) in the case of Fixed Rate Loans, not later than 9:30 a.m., New York City time, on the day of a proposed Competitive Borrowing; provided, however, that failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Loan as part of such Competitive Borrowing. A Competitive Bid submitted by a Lender pursuant to this Section 2.03(b) shall be irrevocable.

          (c) The Agent shall promptly notify the Borrower by telex or telecopier of all the Competitive Bids made, the Competitive Bid Rate and the principal amount of each Competitive Loan in respect of which a Competitive Bid was made and the identity of the Lender that made each bid. The Agent shall send a copy of all Competitive Bids to the

Borrower for its records as soon as practicable after completion of the bidding process set forth in this Section.

          (d) The Borrower may in its sole and absolute discretion, subject only to the provisions of this Section 2.03(d), accept or reject any Competitive Bid referred to in Section 2.03(c). The Borrower shall notify the Agent by telephone, confirmed by telex or telecopier in the form of a Competitive Bid Accept/Reject Letter substantially in the form set forth in Exhibit A-4, whether and to what extent it has decided to accept or reject any of or all the bids referred to in Section 2.03(c), (y) in the case of a Eurodollar Competitive Borrowing, not later than 10:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing and (z) in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York City time, on the day of a proposed Competitive Borrowing; provided, however, that (i) the failure by the Borrower to give such notice shall be deemed to be a rejection of all the bids referred to in Section 2.03(c), (ii) the Borrower shall not accept a bid made at a particular Competitive Bid Rate if the Borrower has decided to reject a bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the principal amount specified in the Competitive Bid Request, (iv) if the Borrower shall accept a bid or bids made at a particular Competitive Bid Rate but the amount of such bid or bids shall cause the total amount of bids to be accepted by the Borrower to exceed the amount specified in the Competitive Bid Request, then the Borrower shall accept a portion of such bid or bids in an amount equal to the amount specified in the Competitive Bid Request less the amount of all other Competitive Bids accepted with respect to such Competitive Bid Request, which acceptance, in the case of multiple bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such bid at such Competitive Bid Rate, and (v) except pursuant to clause (iv) above, no bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further, however, that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Competitive Bid Rate pursuant to clause (iv) above the amounts shall be rounded to integral multiples of

$1,000,000 in a manner which shall be in the discretion of the Borrower. A notice given by the Borrower pursuant to this Section 2.03(d) shall be irrevocable.

          (e) The Agent shall promptly notify each bidding Lender whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate) by telex or telecopier sent by the Agent, and each successful bidder shall thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its bid has been accepted.

          (f) A Competitive Bid Request shall not be made within three Business Days after the date of any previous Competitive Bid Request.

          (g) If the Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such bid directly to the Borrower one quarter of an hour earlier than the latest time at which the other Lenders are required to submit their bids to the Agent pursuant to Section 2.03(b).

          (h) All Notices required by this Section shall be given in accordance with Section 9.01.

          SECTION 2.04. Standby Borrowing Procedure. In order to request a Borrowing (other than a Competitive Borrowing or a deemed Borrowing pursuant to Section 2.02(e), as to which this Section 2.04 shall not apply), the Borrower shall hand deliver, telex or telecopy to the Agent a duly completed Standby Borrowing Request in the form of Exhibit A-5 (a) in the case of a Eurocurrency Borrowing, not later than 10:30 a.m., London time, three Business Days before a proposed borrowing, (b) in the case of a Eurodollar Borrowing, not later than 10:30 a.m., New York City time, three Business Days before a proposed borrowing,
(c) in the case of a CD Borrowing, not later than 10:30 a.m., New York City time, one Business Day before a proposed borrowing and (d) in the case of an ABR Borrowing, not later than 10:30 a.m., New York City time, on the day of a proposed borrowing. No Fixed Rate Loan shall be requested or made pursuant to a Borrowing Request. Such notice shall be irrevocable and shall in each case specify (i) whether the Borrowing then being requested is to be a Eurocurrency Borrowing, a Eurodollar Borrowing, a CD Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a

Business Day) and the amount thereof, which, in the case of a Eurocurrency Borrowing, shall be expressed in the Equivalent Dollar Amount; (iii) if such Borrowing is to be a Eurocurrency Borrowing, the Alternative Currency in which such Borrowing is to be denominated and the number and location of the account to which funds are to be disbursed; and (iv) if such Borrowing is to be a Eurocurrency Borrowing, Eurodollar Borrowing or CD Borrowing, the Interest Period with respect thereto. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurocurrency Borrowing, Eurodollar Borrowing or CD Borrowing is specified in any such notice, then the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration, in the case of a Eurocurrency Borrowing or a Eurodollar Borrowing, or 30 days' duration, in the case of a CD Borrowing. If the Borrower shall not have given notice in accordance with this Section of its election to refinance a Borrowing prior to the end of the Interest Period in effect for such Borrowing, then the Borrower shall (unless such Borrowing is repaid at the end of such Interest Period) be deemed to have given notice of an election to refinance such Borrowing with an ABR Borrowing. The Agent shall promptly advise the Lenders of any notice given pursuant to this Section and of each Lender's portion of the requested Borrowing.

          SECTION 2.05. Refinancings. The Borrower may refinance all or any part of any Borrowing with a Borrowing of the same or a different Type made pursuant to Section 2.03 or Section 2.04, subject to the conditions and limitations set forth herein and elsewhere in this Agreement, including refinancings of Competitive Borrowings with Standby Borrowings and Standby Borrowings with Competitive Borrowings. Any Borrowing or part thereof so refinanced with a Borrowing denominated in the same currency shall be deemed to be repaid in accordance with Section 2.07 with the proceeds of a new Borrowing hereunder and the proceeds of the new Borrowing, to the extent they do not exceed the principal amount of the Borrowing being refinanced, shall not be paid by the Lenders to the Agent or by the Agent to the applicable Borrower pursuant to
Section 2.02(c); provided, however, that (i) if the principal amount extended by a Lender in a refinancing is greater than the principal amount extended by such Lender in the Borrowing being refinanced, then such Lender shall pay such difference to the Agent for distribution to the Lenders described in (ii) below, (ii) if the principal amount extended by a Lender in the Borrowing being refinanced is greater than the principal amount being extended by such Lender in the refinancing, the Agent shall return the difference to such Lender out of amounts received pursuant to (i) above, and
(iii) to the extent any Lender fails to pay the Agent amounts due from it pursuant to (i) above, any Loan or portion thereof being refinanced shall not be deemed repaid in accordance with Section 2.07 and shall be payable by the applicable Borrower.

          SECTION 2.06. Fees. (a) The Borrower agrees to pay to each Lender, through the Agent, on each March 31, June 30, September 30 and December 31, on the date on which the Commitment of such Lender shall be terminated as provided herein and on the Maturity Date, a facility fee (a "Facility Fee") equal to the Applicable Percentage per annum in effect from time to time on the amount of the Commitment of such Lender, whether used or unused, in effect from time to time during the preceding quarter (or shorter period commencing with the date hereof or ending with the Maturity Date or any date on which the Commitment of such Lender shall be terminated). The Facility Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Facility Fee due to each Lender shall commence to accrue on the date hereof and shall cease to accrue on the earlier of (i) the termination of the Commitment of such Lender and (ii) the Maturity Date.

          (b) The Borrower shall pay to the Agent, for its own account, agent and administrative fees (the "Agent and Administrative Fees") at the times and in the amounts agreed upon in the letter agreement dated August 20, 1996, between the Borrower and the Agent.

          (c) The Borrower agrees to pay (i) to each Lender, through the Agent, on the last day of March, June, September and December of each year and on the date on which the Commitment of such Lender shall be terminated as provided herein, a fee (an "L/C Participation Fee") calculated on such Lender's Pro Rata Percentage of the average daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing with the date hereof or ending with the Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Commitments of all Lenders shall have been terminated) at a rate equal to the Applicable

Percentage from time to time used to determine the interest rate on Standby Borrowings comprised of Eurodollar Standby Loans pursuant to Section 2.08, and
(ii) to the Issuing Bank with respect to each Letter of Credit the standard fronting, issuance and drawing fees, if any, as may be specified in the Issuing Bank Agreement (the "Issuing Bank Fees"). All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

          (d) All Fees shall be paid on the dates due, in immediately available funds, to the Agent for distribution, if and as appropriate, among the Lenders except that the Issuing Bank Fees shall be paid directly to the Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances unless such Fees were paid in error.

          SECTION 2.07. Evidence of Indebtedness; Repayment of Loans. (a) The Borrower hereby unconditionally promises to pay to the Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c) The Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and
(iii) the amount of any sum received by the Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (d) The entries made in the accounts maintained pursuant to paragraphs
(b) and (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to properly repay the Loans in accordance with the terms of this Agreement.

          (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Agent.

          SECTION 2.08. Interest on Loans. (a) Subject to the provisions of
Section 2.09, the Loans comprising each Eurocurrency Borrowing and Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to (i) in the case of each Eurocurrency Loan or Eurodollar Standby Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage, and
(ii) in the case of each Eurodollar Competitive Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus the Competitive Margin offered by the Lender making such Loan and accepted by the Borrower pursuant to Section
2.03. Interest on each Eurocurrency Borrowing and Eurodollar Borrowing shall be payable on each applicable Interest Payment Date. The LIBO Rate for each Interest Period shall be determined by the Agent in accordance with the definition of LIBO Rate herein. The Agent shall promptly advise the applicable Borrower and each Lender, as appropriate, of such determination.

          (b) Subject to the provisions of Section 2.09, the Loans comprising each CD Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted CD Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage. Interest on each CD Borrowing shall be payable on each applicable Interest Payment Date. The Adjusted CD Rate for each Interest Period shall be determined by the Agent in accordance with the definition of Adjusted CD Rate herein. The Agent shall promptly advise the Borrower and each Lender of such determination.

          (c) Subject to the provisions of Section 2.09, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of (i) 365 or 366 days, as the case may be, during any period in which the Alternate Base Rate is based on the Prime Rate, and (ii) 360 days, during any period in which the Alternate Base Rate is based on the Base CD Rate or the Federal Funds Effective Rate) at a rate per annum equal to the Alternate Base Rate. Interest on each ABR Borrowing shall be payable on each applicable Interest Payment Date. The Alternate Base Rate shall be determined by the Agent in accordance with the definition of Alternate Base Rate herein.

          (d) Subject to the provisions of Section 2.09, each Fixed Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the fixed rate of interest offered by the Lender making such Loan and accepted by the Borrower pursuant to Section 2.03. Interest on each Fixed Rate Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement.

          SECTION 2.09. Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, whether by scheduled maturity, notice of prepayment, acceleration or otherwise, the Borrower shall on demand from time to time from the Agent pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Alternate Base Rate plus 2%.

          SECTION 2.10. Alternate Rate of Interest. (a) In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurocurrency Borrowing or a Eurodollar Borrowing the Agent shall have determined (i) that deposits in the principal amounts of the Loans comprising such Borrowing and in the currency in which such Loan is to be denominated are not generally available in the relevant market, or that the rates at which such deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurocurrency Loan or Eurodollar Loan, as applicable, during such Interest Period, or that reasonable means do not exist for ascertaining the LIBO Rate, or (ii) in the case of a Eurocurrency Borrowing, that there shall have occurred any change in national or international financial, political or economic conditions (including the imposition of or any change in exchange controls) or currency exchange rates which would make it impracticable to make Loans denominated in the applicable Alternative Currency, the Agent shall, as promptly as practicable, give written, telex or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any request by the Borrower for a Eurodollar Competitive Borrowing pursuant to Section 2.03 shall be of no force and effect and shall be denied by the Agent, (B) any request by the Borrower for a Eurodollar Standby Borrowing pursuant to Section 2.04 shall be deemed to be a request for an ABR Borrowing and (C) any request by the Borrower for a Eurocurrency Borrowing pursuant to Section 2.04 shall be deemed to be a request by the Borrower for an ABR Borrowing.

          (b) In the event, and on each occasion, that on or before the day on which the Adjusted CD Rate for a CD Borrowing is to be determined the Agent shall have determined that such Adjusted CD Rate cannot be determined for any reason, including the inability of the Agent to obtain sufficient bids in accordance with the terms of the definition of Fixed CD Rate, or the Agent shall determine that the Adjusted CD Rate for such CD Borrowing will not adequately and fairly reflect the cost to any Lender of making or maintaining its CD Loan during such Interest Period, the Agent shall, in a timely manner, give written or telex notice of such determination to the Borrower and the Lenders. In the event of any such determination, any request by the Borrower for a CD Borrowing pursuant to Section 2.04 shall, until the Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, be deemed to be a request for an ABR Borrowing.

          SECTION 2.11. Termination and Reduction of Commitments. (a) The Commitments and the L/C Commitments shall be automatically terminated on the Maturity Date.

          (b) Upon at least five Business Days' prior irrevocable written or telex notice to the Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Commitment; provided, however, that (i) each partial reduction of the Total Commitment shall be in an integral multiple of $1,000,000 and in a minimum principal amount of $10,000,000 and (ii) no such termination or reduction shall be made which would reduce the Total Commitment to an amount less than the aggregate outstanding principal amount of the Competitive Loans. If, following any partial reduction of the Total Commitment, the Total Commitment (as so reduced) shall be less than the Eurocurrency Sublimit, the Eurocurrency Sublimit shall be automatically reduced so as to equal the Total Commitment.

          (c) In the event that the aggregate Proceeds from all Asset Sales after the date of this Agreement shall exceed 30% of Consolidated Total Assets as of the end of the preceding fiscal year, then at the time of each Asset Sale (including the Asset Sale that results in the aggregate Proceeds from Asset Sales exceeding 30% of Consolidated Total Assets as of the end of the preceding fiscal year) the Commitments shall be automatically and permanently reduced by an amount equal to 50% of the Proceeds of such Asset Sale in excess of 30% of Consolidated Total Assets as of the end of the preceding fiscal year aggregate amount. If any reduction of the Commitments required by this paragraph would result in the Total Commitment being less than the aggregate principal amount of the outstanding Competitive Loans, such reduction shall be deferred for the minimum period necessary to avoid such result.

          (d) Each reduction in the Total Commitment hereunder shall be made ratably among the Lenders in accordance with their respective Commitments. The Borrower shall pay to the Agent for the accounts of the Lenders, on the date of each termination or reduction, the Facility Fees on the amount of the Commitments so terminated or reduced accrued through the date of such termination or reduction.

          SECTION 2.12. Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay any Standby Borrowing, in whole or in part, upon giving written or telex notice (or telephone notice promptly confirmed by written or telex notice) to the Agent before 10:00 a.m., New York City time (or, in the case of any Eurocurrency Borrowing, 10:00 a.m., London time), three Business Days prior to prepayment; provided, however, that each partial prepayment shall be in an amount which is (or the Equivalent Dollar Amount of which is) an integral multiple of $1,000,000 and not less than $5,000,000. The Borrower shall not have the right to prepay any Competitive Borrowing.

          (b) On the date of any termination or reduction of the Commitments pursuant to Section 2.11, the Borrower shall pay or prepay so much of the Standby Borrowings as shall be necessary in order that the Aggregate Revolving

Credit Exposure shall not exceed the Total Commitment after giving effect to such termination or reduction.

          (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the applicable Borrower to prepay such Borrowing (or portion thereof) by the amount stated therein on the date stated therein. All prepayments under this Section shall be subject to Section 2.15 but otherwise without premium or penalty. All prepayments under this Section shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

          SECTION 2.13. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender or Issuing Bank of the principal of or interest on any Eurocurrency Loan, Eurodollar Loan, CD Loan or Fixed Rate Loan made by such Lender or any Fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of such Lender or Issuing Bank by any jurisdiction or any political subdivision thereof) or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Lender or such Issuing Bank (except any such reserve requirement which is already reflected in the definition of the applicable Rate), or shall impose on such Lender or such Issuing Bank or the London interbank market any other condition affecting this Agreement or any Eurocurrency Loan, Eurodollar Loan, CD Loan or Fixed Rate Loan made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or Issuing Bank of making or maintaining any Eurocurrency Loan, Eurodollar Loan, CD Loan or Fixed Rate Loan or increase the cost to any Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or such Issuing Bank to be material, then the applicable Borrower shall pay to such

Lender or such Issuing Bank, as the case may be, upon demand such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered. Notwithstanding the foregoing, no Lender shall be entitled to request compensation under this paragraph with respect to any Competitive Loan if it should have been aware of the change giving rise to such request at the time of submission of the Competitive Bid pursuant to which such Competitive Loan shall have been made.

          (b) If any Lender or Issuing Bank shall have determined that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or any Issuing Bank or any Lender's or Issuing Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, has or would have the effect of reducing the rate of return on such Lender's or Issuing Bank's capital or on the capital of such Lender's or Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made or participations in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by such Issuing Bank pursuant hereto to a level below that which such Lender or Issuing Bank or such Lender's or Issuing Bank's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or Issuing Bank's policies and the policies of such Lender's or Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or Issuing Bank to be material, then from time to time the Borrower shall pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender's or Issuing Bank's holding company for any such reduction suffered.

          (c) A certificate of a Lender or Issuing Bank setting forth such amount or amounts as shall be necessary to compensate such Lender or Issuing Bank, as applicable, as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Borrower. The Borrower shall pay each Lender or Issuing Bank the amount shown as due on any such certificate delivered by it within 10 days after the receipt of the same. In the event any Lender delivers such a certificate, the Borrower may, at its sole expense and effort, require such Lender to transfer and assign, without recourse (in accordance with Section 9.04) all its interests, rights and obligations under this Agreement to an assignee which shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, however, that
(i) such assignment shall not conflict with any law, rule or regulation or order of any Governmental Authority, (ii) the Borrower shall have received a written consent of the Agent in the case of an assignee that is not a Lender, which consent shall not unreasonably be withheld, and (iii) the Borrower or such assignee shall have paid to the assigning Lender in immediately available funds the principal of and interest accrued to the date of such payment on the Loans made by it hereunder and all other amounts owed to it hereunder.

          (d) Failure on the part of any Lender or the Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's or Issuing Bank's right to demand compensation with respect to such period or any other period.

          (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section shall survive the payment in full of the principal of and interest on all Loans made hereunder.

          SECTION 2.14. Change in Legality. (a) Notwithstanding any other provision herein, if any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurocurrency Loan or Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurocurrency Loan or Eurodollar Loan, then, by written notice to the Borrower and to the Agent, such Lender may:

                  (i) declare that Eurocurrency Loans or Eurodollar Loans, as the case may be, shall not thereafter be made by such Lender hereunder, whereupon such Lender shall not submit a Competitive Bid in response to a request for Eurodollar Competitive Loans and any request by the Borrower for a Eurocurrency Loan or Eurodollar Standby Borrowing, as the case may be, shall, as to such Lender only, be deemed a request for an ABR Loan to the Borrower unless such declaration shall be subsequently withdrawn; and

                (ii) require that all outstanding Eurocurrency Loans or Eurodollar Loans, as the case may be, made by it be converted to ABR Loans, in which event all such Eurocurrency Loans or Eurodollar Loans, as the case may be, shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below (such conversion to be made, in the case of a Eurocurrency Loan, into dollars at the applicable Spot Exchange Rate).

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurocurrency Loans or Eurodollar Loans, as the case may be, that would have been made by such Lender or the converted Eurocurrency Loans or Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurocurrency Loans or Eurodollar Loans.

          (b) For purposes of this Section, a notice to the Borrower by any Lender shall be effective as to each Eurocurrency Loan or Eurodollar Loan, as the case may be, if lawful, on the last day of the Interest Period then applicable to such Eurocurrency Loan or Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

          SECTION 2.15. Indemnity. The Borrower shall indemnify each Lender against any loss or expense which such Lender may sustain or incur as a consequence of (a) any failure by the Borrower to fulfill on the date of any borrowing hereunder the applicable conditions set forth in Article IV, (b) any failure by the Borrower to borrow or to refinance any Loan hereunder after irrevocable notice of such borrowing or refinancing has been given pursuant to Section 2.03 or 2.04, (c) any payment, prepayment, assignment pursuant to Section 2.13(c), conversion of a Eurocurrency Loan or Eurodollar Loan pursuant to Section 2.14(a) or conversion of a Eurocurrency Loan, Eurodollar Loan, CD Loan or Fixed Rate Loan required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto, (d) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable at the due date thereof (whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise) or (e) the occurrence of any Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurocurrency Loan, Eurodollar Loan, CD Loan or Fixed Rate Loan. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (i) its cost of obtaining the funds for the Loan being paid, prepaid, assigned, converted or not borrowed (based on the LIBO Rate or Adjusted CD Rate or, in the case of a Fixed Rate Loan, the fixed rate of interest applicable thereto) for the period from the date of such payment, prepayment, assignment, conversion or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid, assigned, converted or not borrowed for such period or Interest Period, as the case may be. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section and evidencing a loss suffered by such Lender of such amount or amounts shall be delivered to the Borrower.

          SECTION 2.16. Pro Rata Treatment. Except as required under Section 2.14, each Standby Borrowing, each payment or prepayment of principal of any Standby Borrowing, each payment of interest on the Standby Loans, each payment of the Facility Fees and L/C Participation Fees, each reduction of the Commitments and each refinancing of any Borrowing with a Standby Borrowing of any Type, shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Standby Loans). Each payment of principal of any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective principal amounts of their outstanding Competitive Loans comprising such Borrowing. Each payment of interest on any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective amounts of accrued and unpaid interest on their outstanding Competitive Loans comprising such Borrowing. For purposes of determining the available Commitments of the Lenders at any time, each outstanding Competitive Borrowing shall be deemed to have utilized the Commitments of the Lenders (including those Lenders which shall not have made Loans as part of such Competitive Borrowing) pro rata in accordance with such respective Commitments. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

          SECTION 2.17. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower , or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means (other than an assignment pursuant to Section 2.13(c) or 10.04), obtain payment (voluntary or involuntary) in respect of any Standby Loan or L/C Disbursement as a result of which the unpaid principal portion of its Standby Loans and participations in L/C Disbursements shall be proportionately less than the unpaid principal portion of the Standby Loans and participations in L/C Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Standby Loans and L/C Exposure of such other Lender, so that the aggregate unpaid principal amount of the Standby Loans and L/C Exposure and participations in the Standby Loans and L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Standby Loans and L/C Exposure then outstanding as the principal amount of its Standby Loans and L/C Exposure prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Standby Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Standby Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by such Borrower to such Lender by reason thereof as fully as if such Lender had made a Standby Loan directly to such Borrower in the amount of such participation.

          SECTION 2.18. Payments. (a) The Borrower shall make each payment (including principal of or interest on the Loans or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document to such account of the Agent as the Agent shall have specified, not later than 10:30 a.m., local time, at the place of payment, on the date when due, in the currency in which such Loan was made and in federal funds or such other immediately available funds as may then be customary for the settlement of international transactions in the relevant currency at such place. The Borrower shall make each payment of Fees not later than 12:00 noon, New York time, on the date when due in dollars in immediately available funds to the Agent at its address referred to in Section 9.01.

          (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may (except as otherwise provided in the definition of "Interest Period") be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

          SECTION 2.19. Taxes. (a) Any and all payments by the Borrower hereunder shall be made, in accordance with

Section 2.18, free and clear of and without deduction for any and all present or future taxes, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the Agent's or any Lender's or any Issuing Bank's (or any transferee's or assignee's, including a participation holder's (any such entity a "Transferee")) net income and franchise taxes imposed on the Agent or any Lender or any Issuing Bank (or Transferee) by any jurisdiction or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders or any Issuing Bank (or any Transferee) or the Agent, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Lender or such Issuing Bank (or Transferee) or the Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

          (b) In addition, the Borrower shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

          (c) The Borrower shall indemnify each Lender, Issuing Bank (or Transferee) and the Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by such Lender or such Issuing Bank (or Transferee) or the Agent, as the case may be, and any liability (including penalties, interest and reasonable out-of-pocket expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within 30 days after the date any Lender or Issuing Bank (or Transferee) or the Agent, as the case may be, makes written demand therefor, which demand may be made after such Lender, Issuing Bank (or Transferee) or the Agent, in its sole discretion (reasonably exercised) and at the sole expense of the applicable Borrower, determines to challenge or contest such assertion of Taxes or Other Taxes. After the Borrower makes full payment to the Lender, Issuing Bank (or Transferee) or the Agent with respect to such indemnification for Taxes or Other Taxes asserted, if such Lender, Issuing Bank (or Transferee) or the Agent believes in its sole discretion that reasonable grounds exist to challenge or contest the Taxes or Other Taxes imposed, then such Lender, Issuing Bank (or Transferee) or the Agent, as the case may be, shall so contest or challenge in good faith the Taxes or Other Taxes asserted, which contest or challenge shall be at the sole expense of such Borrower. If a Lender, Issuing Bank (or Transferee) or the Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after receipt of a request by such Borrower, apply for such refund at the Borrower's reasonable out-of-pocket expense. If any Lender, Issuing Bank (or Transferee) or the Agent receives a refund in respect of any Taxes or Other Taxes for which such Lender, Issuing Bank (or Transferee) or the Agent has received payment from the Borrower hereunder it shall promptly notify such Borrower of such refund and shall promptly upon receipt repay such refund to the Borrower, net of all out-of-pocket expenses of such Lender or Issuing Bank and without interest; provided, however, that the Borrower, upon the request of such Lender, Issuing Bank (or Transferee) or the Agent, agrees to return such refund (plus penalties, interest or other charges) to such Lender, Issuing Bank (or Transferee) or the Agent in the event such Lender, Issuing Bank (or Transferee) or the Agent is required to repay such refund.

          (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Lender, Issuing Bank (or Transferee) or the Agent, the Borrower will furnish to the Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

          (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section shall survive the payment in full of the principal of and interest on all Loans made hereunder.

          (f) On or before the date it becomes a party to this Agreement and from time to time thereafter as renewals are due and upon any change in status rendering any certificate or documents previously delivered pursuant to this
Section 2.19(f) invalid or inaccurate, each Lender, Issuing Bank or Transferee that is organized outside the United States or Germany shall (but (x) in the case of a Transferee or (y) in the case of a Lender or Issuing Bank with respect to any renewal or change in status, only if legally able to do so) upon written request of the Borrower, deliver to the Borrower such certificates, documents or other evidence, as specified by the Borrower and, as the case may be, required by, in the case of a Borrower organized in the United States and a non-United States Lender or Issuing Bank, the Code or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form 1001 or Form 4224 and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1(a) or Section 1.1441-6(c) or any subsequent version thereof, properly completed and duly executed by such Lender (or Transferee) establishing that such payment is, as the case may be, (i) not subject to withholding under the Code because such payment is effectively connected with the conduct by such Lender, Issuing Bank or Transferee of a trade or business in the United States or (ii) totally exempt from United States tax under a provision of an applicable tax treaty. Unless the Borrower and the Agent have received forms or other documents satisfactory to them indicating that payments hereunder are not subject to United States withholding tax, as the case may be, or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender, Issuing Bank or Transferee or assignee organized under the laws of a jurisdiction outside the United States or Germany, as the case may be.

          (g) A Borrower shall not be required to pay any additional amounts to any Lender, Issuing Bank or Transferee in respect of United States withholding tax pursuant to Section 2.19(a) if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender, Issuing Bank or Transferee to comply with the provisions of Section 2.19(f) unless such failure results from (i) a change in applicable law, regulation or official interpretation thereof or (ii) an amendment, modification or revocation of any applicable tax treaty or a change in official position regarding the application or interpretation thereof, in each case after the Effective Date (and, in the case of a Transferee, after the date of assignment or transfer); provided, however, that the Borrower shall be required to pay those amounts to any Lender, Issuing Bank or Transferee that it was required to pay hereunder prior to the failure of such Lender, Issuing Bank or Transferee to comply with the provisions of Section 2.19(f).

          (h) Any Lender, Issuing Bank or Transferee claiming any additional amounts payable pursuant to this Section shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document in a timely manner requested by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole and reasonable determination of such Lender, Issuing Bank or Transferee be otherwise disadvantageous to such Lender, Issuing Bank or Transferee.

          SECTION 2.20. Letters of Credit. (a) General. The Borrower may request the issuance of a Letter of Credit for its own account, in a form reasonably acceptable to the Agent and the Issuing Bank, at any time and from time to time while the Commitments remain in effect. Each Letter of Credit shall be denominated in dollars. This Section shall not be construed to impose an obligation upon the Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.

          (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the Borrower shall hand deliver or telecopy to the Issuing Bank and the Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. Following receipt of such notice and prior to the issuance of the requested Letter of Credit or the applicable amendment, renewal or extension, the Agent shall notify the Borrower and the Issuing Bank of the amount of the Aggregate Revolving Credit Exposure and the aggregate principal amount of the outstanding Competitive Borrowings after giving effect to (i) the issuance, amendment, renewal or extension of such Letter of Credit, (ii) the issuance or expiration of any other Letter of Credit that is to be issued or will expire prior to the requested date of issuance of such Letter of Credit and (iii) the borrowing or repayment of any Standby Loans or Competitive Loans that (based upon notices delivered to the Agent by the Borrower) are to be borrowed or repaid prior to the requested date of issuance of such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (A) the L/C Exposure shall not exceed $25,000,000 and (B) the sum of the Aggregate Revolving Credit Exposure and the aggregate principal amount of outstanding Competitive Borrowings shall not exceed the Total Commitment.

          (c) Expiration Date. Each Letter of Credit shall expire at the close of business on the earlier of the date one year after the date of the issuance of such Letter of Credit and the date that is five Business Days prior to the Maturity Date, unless such Letter of Credit expires by its terms on an earlier date.

          (d) Participations. By the issuance of a Letter of Credit and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each such Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Agent, for the account of the Issuing Bank, such Lender's Pro Rata Percentage of each L/C Disbursement made by such Issuing Bank and not reimbursed by the Borrower forthwith on the date due as provided in Section 2.02(e). Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default or the termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

          (e) Reimbursement. If an Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall pay to the Agent an amount equal to such L/C Disbursement not later than two hours after the Borrower shall have received notice from such Issuing Bank that payment of such draft will be made, or, if the Borrower shall have received such notice later than 10:00 a.m., New York City time, on any Business Day, not later than 10:00 a.m., New York City time, on the immediately following Business Day.

          (f) Obligations Absolute. The Borrower's obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

                  (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein;

                (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or this Agreement;

              (iii) the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, any Issuing Bank, the Agent or any Lender or any other person, whether in connection with this Agreement or any other related or unrelated agreement or transaction;

                (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

                (vi) any other act or omission to act or delay of any kind of any Issuing Bank, the Lenders, the Agent or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

          Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrower hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or wilful misconduct of any Issuing Bank. However, the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank's negligence or misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof; it is understood that each Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) an Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute misconduct or negligence of an Issuing Bank.

          (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telecopy, to the Agent and the Borrower of such demand for payment and whether such Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such L/C Disbursement. The Agent shall promptly give each Lender notice thereof.

          (h) Interim Interest. If an Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Borrower shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of such Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment by the Borrower or the date on which interest shall commence to accrue thereon as provided in Section 2.02(e), at the rate per annum that would apply to such amount if such amount were an ABR Loan.

          (i) Resignation or Removal of an Issuing Bank. An Issuing Bank may resign at any time by giving 180 days' prior written notice to the Agent, the Lenders and the Borrower, and may be removed at any time by the Borrower by notice to the Issuing Bank, the Agent and the Lenders. Subject to the next succeeding paragraph, upon the acceptance of any appointment as an Issuing Bank hereunder by a Lender that shall agree to serve as successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 2.06(c)(ii). The acceptance of any appointment as an Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of an Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

          (j) Cash Collateralization. If any Event of Default (other than an Event of Default described in clause (g) or (h) of Article VII) shall occur and be continuing, the Borrower shall, on the Business Day it receives notice from the Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit) thereof and of the amount to be deposited, or, if an Event of Default described in clause (g) or (h) of Article VII shall occur, on the Business Day of such occurrence, deposit in an account with the Agent, for the benefit of the Lenders, an amount in cash equal to the L/C Exposure as of such date. Such deposit shall be held by the Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Agent to reimburse the Issuing Bank for L/C Disbursements for which they have not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Exposure at such time and (iii) if the maturity of the Loans has been accelerated (but subject to the consent of Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

          SECTION 2.21 Extension of Maturity Date. (a) The Borrower may, by notice to the Agent (which shall promptly deliver a copy to each of the Lenders) given not more than 60 days prior to any anniversary of the date hereof while the Commitments remain in effect, request that the Lenders extend the Maturity Date for an additional one year period (but in no event beyond the fifth anniversary of the Closing Date) from the Maturity Date then in effect (the "Existing Maturity Date"). Each Lender shall, by notice to the Borrower and the Agent given not later than the 10th Business Day after the date of the Borrower's notice, advise the Borrower whether or not such Lender agrees to such extension (and any Lender that does not so advise the Borrower on or before such day shall be deemed to have advised the Borrower that it will not agree to such extension).

          (b) If (and only if) Lenders holding Commitments that represent at least 60% of the total Commitments on the 60th day prior to the applicable anniversary of the date hereof shall have agreed to extend the Existing Maturity Date (such Lenders being called the "Continuing Lenders"), then (i) the Maturity Date shall be extended to the first anniversary of the Existing Maturity Date (provided, that if such date is not a Business Day, then the Maturity Date as so extended shall be the next following Business Day), and (ii) the Commitment of each Lender that is not a Continuing Lender shall terminate on the Existing Maturity Date (with the result that the total Commitments will decrease by the amount of such Commitment), and all Loans of each such Lender shall become due and payable, together with all interest accrued thereon and all other amounts owed to such Lender hereunder, on the Existing Maturity Date.

          Notwithstanding the foregoing, no extension of the Maturity Date shall be effective with respect to any Lender unless, on and as of the Existing Maturity Date, the conditions set forth in paragraphs (b) and (c) of Section
4.01 shall be satisfied (with all references to a Borrowing being deemed to be references to such extension) and the Agent shall have received a certificate to that effect dated the Existing Maturity Date and executed by a Financial Officer of the Borrower.

ARTICLE III.  REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants to each of the Lenders that:

          SECTION 3.01. Organization; Powers. Each of the Borrower and the Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect, and (d) in the case of the Borrower, has the power and authority to execute, deliver and perform its obligations under this Agreement and each other agreement or instrument contemplated hereby and to borrow and incur other obligations hereunder.

          SECTION 3.02. Authorization. The execution, delivery and performance by the Borrower of this Agreement and the borrowings and other obligations hereunder by the Borrower (collectively, the "Transactions") (a) have been duly authorized by all requisite action, including, if required, stockholder action on the part of the Borrower, and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower or any Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary.

          SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by the Borrower will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.

          SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except such as have been made or obtained and are in full force and effect.

          SECTION 3.05. Financial Statements. The Borrower has heretofore furnished to the Lenders the combined balance sheets and statements of income and cash flow of the Borrower and its combined Subsidiaries as of and for the fiscal year ended May 31, 1996, audited by and accompanied by the opinion of Arthur Andersen & Co., independent public accountants, and the unaudited combined balance sheets and statements of income and cash flow of the Borrower as of and for the fiscal quarter ended August 31, 1996, each certified by the chief financial officer (or, in the absence of such a position, comptroller) of the Borrower or Manor Care. Such financial statements present fairly the financial condition and results of operations of the Borrower and its combined Subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Borrower and its combined subsidiaries as of the dates thereof. Such financial statements and monthly summaries of pretax income or loss were prepared in accordance with GAAP applied on a consistent basis.

          SECTION 3.06. No Material Adverse Change. As of the date hereof, there has been no material adverse change in the business, assets, property or condition, financial or otherwise, of the Borrower and the Subsidiaries, taken as a whole, since May 31, 1996 (it being understood that changes in general economic conditions shall not be deemed to constitute such a material adverse change).

          SECTION 3.07. Title to Properties; Possession Under Leases. (a) Each of the Borrower and the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.

          (b) Each of the Borrower and the Subsidiaries has complied with all material obligations under all material leases to which it is a party and all such leases are in full force and effect. Each of the Borrower and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

          (c) On and as of the date of the initial Credit Event under this Agreement, the Borrower will own, or have a valid leasehold interest in, all of the assets, business and operations currently conducted by the Lodging Business (as defined in the Distribution Agreement), (other than assets since disposed of prior to the date of such Borrowing in the ordinary course of business and assets described on Schedule 3.07).

          SECTION 3.08. Subsidiaries. Schedule 3.08 sets forth as of the date hereof a list of all Subsidiaries of the Borrower and the percentage ownership interest of the Borrower therein.

          SECTION 3.09. Litigation; Compliance with Laws. (a) There are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or any business, property or rights of any such person (i) which involve any Loan Document or the Transactions (excluding any such actions, suits or proceedings threatened by the Lenders or the Agent) or (ii) as to which there is a reasonable probability of an adverse determination and which, if such probable adverse determination occurred, could, individually or in the aggregate, reasonably be anticipated to result in a Material Adverse Effect.

          (b) To the best knowledge of the Borrower, neither the Borrower nor any of the Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could reasonably be anticipated to result in a Material Adverse Effect.

          SECTION 3.10. Agreements. (a) Neither the Borrower nor any of the Subsidiaries is a party to any agreement or instrument or subject to any corporate or other restriction that has resulted or could reasonably be anticipated to result in a Material Adverse Effect.

          (b) Neither the Borrower nor any of its Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be anticipated to result in a Material Adverse Effect.

          SECTION 3.11. Federal Reserve Regulations. (a) Neither the Borrower nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

          (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board, including Regulation G, U or X.

          SECTION 3.12. Investment Company Act; Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          SECTION 3.13. Use of Proceeds. The Borrower will use the proceeds of the Loans and will request the issuance of Letters of Credit only for the purposes specified in the preamble to this Agreement.

          SECTION 3.14. Tax Returns. Each of the Borrower and the Subsidiaries has filed or caused to be filed all Federal, state, local and foreign tax returns required to have been filed by it and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary shall have set aside on its books adequate reserves.

          SECTION 3.15. No Material Misstatements. No information, report, financial statement, exhibit or schedule furnished by or on behalf of the Borrower to the Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading.

          SECTION 3.16. Employee Benefit Plans. Each of the Borrower and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder. No Reportable Event has occurred as to which the Borrower or any ERISA Affiliate was required to file a report with the PBGC, and the present value of all benefit liabilities under each Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed by more than $5,000,000 the value of the assets of such Plan. Neither the Borrower nor any ERISA Affiliate has incurred any Withdrawal Liability which remains unpaid and that could result in a Material Adverse Effect. Neither the Borrower nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and to the best knowledge of the Borrower no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, where such reorganization or termination has resulted or could reasonably be expected to result, through increases in the contributions required to be made to such Plan or otherwise, in a Material Adverse Effect.

          SECTION 3.17. Environmental Matters. The Borrower and each Subsidiary has complied in all material respects with all Federal, state, local and other statutes, ordinances, orders, judgments, rulings and regulations relating to environmental pollution or to environmental regulation or control or to employee health or safety. Neither the Borrower nor any Subsidiary has received notice of any failure so to comply. The Borrower's and the Subsid- iaries' facilities do not manage any hazardous wastes, hazardous substances, hazardous materials, toxic substances, toxic pollutants or substances similarly denominated, as those terms or similar terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environ-mental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act, the Clean Water Act or any other applicable law, in material violation of any such law or any regulations promulgated pursuant thereto.

          SECTION 3.18. Solvency. As of the Effective Date and after giving effect to the Distribution:

                  (a) The fair salable value of the assets of the Borrower and each Significant Subsidiary will exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities of such Borrower or Significant Subsidiary as such debts and liabilities become absolute and mature.

                  (b) The assets of the Borrower and each Significant Subsidiary will not constitute unreasonably small capital for such Borrower or Significant Subsidiary to carry out its businesses as now conducted and as proposed to be conducted including the capital needs of such Borrower or Significant Subsidiary, taking into account the particular capital requirements of the business conducted by such Borrower or Significant Subsidiary and projected capital requirements and capital availability thereof.

                  (c) Neither the Borrower nor any Significant Subsidiaries intends to incur debts or liabilities beyond its ability to pay such debts and liabilities as they mature, taking into account the timing and amounts of cash to be received by it, and of amounts to be payable on or in respect of its debts and liabilities. The cash flow of the Borrower and each Significant Subsidiary, after taking into account all anticipated uses of the cash of such Borrower or such Significant Subsidiary, will at all times be sufficient to pay all such amounts on or in respect of debt and liabilities of such Borrower or such Significant Subsidiary when such amounts are required to be paid.

          SECTION 3.19. Distribution. As of the Effective Date, the Distribution will have been effected in a manner that is not materially different from the description thereof in the Form 10 (including but not limited to the tax consequences of the Distribution) and that will not materially adversely affect the rights or interests of the Lenders or the creditworthiness of the Borrower.

ARTICLE IV.  CONDITIONS OF LENDING

          The effectiveness of this Agreement and the obligations of the Lenders to make Loans and of the Issuing Bank to issue, extend or renew Letters of Credit hereunder are subject to the satisfaction of the following conditions:

          SECTION 4.01. All Credit Events. On the date of each Borrowing, including on the date of each issuance, extension or renewal of a Letter of Credit (each event being called a "Credit Event"):

                  (a) The Agent shall have received a notice of such Borrowing as required by Section 2.03 or Section 2.04, as applicable (or such notice shall have been deemed given in accordance with Section 2.04) including on the date of each issuance, extension or renewal of a Letter of Credit.

                  (b) The representations and warranties set forth in Article III hereof (except (i) in the case of a refinancing of a Standby Borrowing with a new Standby Borrowing that does not increase the aggregate principal amount of the Loans of any Lender outstanding, the representation set forth in Section 3.09(a), and (ii) in the case of a refinancing of a Competitive Borrowing with a Standby Borrowing that does not increase the aggregate principal amount of the Loans outstanding, the representation set forth in Section 3.09(a), provided that the exception contained in this clause (ii) shall be applicable only if, on the date of the applicable Competitive Borrowing, the Borrower satisfied all conditions for the making of a new Standby Borrowing that did not refinance an existing Standby Borrowing) shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

                  (c) The Borrower shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Credit Event, no Event of Default or Default shall have occurred and be continuing.

Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

          SECTION 4.02. First Credit Event. On the Effective Date:

                  (a) All legal matters incident to this Agreement and the borrowings hereunder shall be satisfactory to the Lenders and their counsel and to the Issuing Bank and to Cravath, Swaine & Moore, counsel for the Agent.

                  (b) The Agent shall have received (i) a copy of the certificate or articles of incorporation (or analogous documents) and all amendments thereto of the Borrower, certified as of a recent date by the Secretary of State (or other appropriate Governmental Authority) of the state (or country) of its organization or such other evidence as is reasonably satisfactory to the Agent; (ii) a certificate as to the good standing (or other analogous certification to the extent available) of the Borrower as of a recent date, from the appropriate Secretary of State (or other appropriate Governmental Authority) or such other evidence as is reasonably satisfactory to the Agent; (iii) a certificate of the Secretary or Assistant Secretary of the Borrower dated the Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws (or such other analogous documents to the extent available) of the Borrower as in effect on the Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of the Loan Documents and the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation (or analogous documents) of the Borrower have not been amended since the date of the last amendment thereto shown on the certificate of good standing (or other analogous certification or such other evidence reasonably satisfactory to the Agent) furnished pursuant to clause (i) or (ii) above, and (D) as to the incumbency and specimen signature of each officer executing any

         Loan Document or any other document delivered in connection herewith on behalf of the Borrower; (iv) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (iii) above; and (v) such other documents as the Lenders or their counsel, the Issuing Bank or Cravath, Swaine & Moore, counsel for the Agent, may reasonably request.

                  (c) The Agent shall have received a certificate of the Borrower, dated the Effective Date and signed by a Financial Officer of the Borrower confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01.

                  (d) The Agent shall have received all Fees and other amounts due and payable on or prior to the Effective Date.

                  (e) The Agent shall have received a favorable written opinion of the General Counsel for Manor Care, dated the Effective Date and addressed to the Lenders and the Issuing Bank, to the effect set forth in Exhibit D, and the Borrower hereby instructs such counsel to deliver such opinion to the Agent.

                  (f) The Agent shall have received evidence of the receipt by the Borrower of all governmental and third party approvals necessary or advisable, if any, in connection with the transactions contemplated by this Agreement.

                  (g) The Lenders shall have received copies of the Form 10 (including the Distribution Agreement attached as an exhibit thereto).

                  (h) The Distribution shall have been effected and regular way trading in the common stock of the Borrower shall have commenced on The New York Stock Exchange.


ARTICLE V.  AFFIRMATIVE COVENANTS

          The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any Fees or any other expenses or amounts payable under any Loan Document shall be unpaid, and until all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, the Borrower shall, and shall cause each of the Subsidiaries to:

          SECTION 5.01. Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under
Section 6.05.

          (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated (except for the Distribution); comply in all material respects with all applicable laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

          SECTION 5.02. Insurance. Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

          SECTION 5.03. Obligations and Taxes. Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful and valid claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto.

          SECTION 5.04. Financial Statements, Reports, etc. In the case of the Borrower, furnish to the Agent and each Lender:

                  (a) within 100 days after the end of each fiscal year, its audited consolidated balance sheets and related statements of income and cash flow, showing the financial condition of the Borrower and its consolidated subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such subsidiaries during such year, all audited by Arthur Andersen & Co. or other independent public accountants of recognized national standing acceptable to the Required Lenders and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower on a consolidated basis in accordance with GAAP consistently applied;

                  (b) within 50 days after the end of each of the first three fiscal quarters of each fiscal year, its unaudited consolidated balance sheets and related statements of income and cash flow, showing the financial condition of the Borrower and its consolidated subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by one of the Financial Officers of the Borrower as fairly presenting the financial condition and results of operations of the Borrower on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

                  (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of the accounting firm or Financial Officer of the Borrower opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Agent demonstrating compliance with the covenants contained in Sections 6.06, 6.13, 6.14 and 6.15;

                  (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by it with the Securities and Exchange Commission, or any Governmental Authority succeeding to any of or all the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be; and

                  (e) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Agent or any Lender may reasonably request.

          SECTION 5.05. Litigation and Other Notices. Furnish to the Agent, the Issuing Bank and each Lender prompt written notice of the following:

                  (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

                  (b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Affiliate thereof as to which there is a reasonable probability of an adverse determination and which, if such probable adverse determination occurred, could reasonably be anticipated to result in a Material Adverse Effect; and

                  (c) any development that has resulted in, or could reasonably be anticipated to result in, a Material Adverse Effect.

          SECTION 5.06. ERISA. (a) Comply in all material respects with the applicable provisions of ERISA and (b) furnish to the Agent and each Lender (i) as soon as possible, and in any event within 30 days after any Responsible Officer of the Borrower or any ERISA Affiliate either knows or has reason to know that any Reportable Event has occurred that alone or together with any other Reportable Event could reasonably be expected to result in liability of the Borrower or any ERISA Affiliate to the PBGC in an aggregate amount exceeding $5,000,000, a statement of a Financial Officer of the Borrower setting forth details as to such Reportable Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (ii) promptly after receipt thereof, a copy of any notice the Borrower or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) or to appoint a trustee to administer any Plan or Plans, (iii) within 10 days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code of a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a Financial Officer of the Borrower setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of such notice given to the PBGC and (iv) promptly and in any event within 30 days after receipt thereof by the Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability in excess of $500,000 or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, in each case within the meaning of Title IV of ERISA.

          SECTION 5.07. Maintaining Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP consistently applied and upon reasonable notice by any Lender permit any representatives designated by such Lender, subject to Section 9.17 of this Agreement, to visit and inspect the financial records and the properties of the Borrower or any Subsidiary at reasonable times and as often as requested and to make extracts from and copies of such financial records, and permit any representatives designated by any Lender to discuss the affairs, finances and condition of the Borrower or any Subsidiary with the officers thereof and independent accountants therefor.

          SECTION 5.08. Use of Proceeds. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes set forth in the preamble to this Agreement.

          SECTION 5.09. Ownership. Subject to Section 6.05, maintain Quality Hotels as a wholly owned Subsidiary, except that shares representing up to 10% of the shares of any class of the capital stock of Quality Hotels (but not representing more than 10% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Quality Hotels) may be sold to certain members of management, and maintain Choice Hotels Franchising as a Subsidiary in which the Borrower owns shares representing not less than 88.9% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Choice Hotels Franchising. Continue to own, directly or indirectly, the operations of Choice Hotels Franchising substantially as they exist on the date hereof.


ARTICLE VI.  NEGATIVE COVENANTS

          The Borrower covenants and agrees with each Lender, the Issuing Bank and the Agent that, so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any Fees or any other expenses or amounts payable under any Loan Document shall be unpaid, and until all Letters of Credit have been cancelled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, the Borrower shall not, and shall not cause or permit any of the Subsidiaries to:

          SECTION 6.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except (without duplication):

                  (a) Indebtedness existing on the date hereof and set forth in
         Schedule 6.01(a) and any extensions, renewals or replacements of existing mortgages and Capital Lease Obligations; provided, however, that (i) the principal amount of any such extension, renewal or replacement shall not exceed the principal amount of the mortgage or Capital Lease Obligation so extended, renewed or replaced, (ii) the mortgage or Capital Lease Obligation so extended, renewed or replaced shall not be secured by any property or asset that was not already pledged to secure the existing mortgage or Capital Lease Obligation, and (iii) such extension, renewal or replacement is not on terms materially more restrictive to the Borrower or its Subsidiaries or materially less favorable to the Lenders than the mortgage or Capital Lease Obligation so extended, renewed or replaced;

                  (b) Indebtedness represented by the Loan Documents; provided, however, that Indebtedness consisting of commercial paper of the Borrower may also be incurred pursuant to this clause (b) to the extent the sum of such Indebtedness and the aggregate principal amount of Loans then outstanding do not exceed the Total Commitment at such time (subject to Section 6.01(n) to the extent such sum is in excess of $100,000,000).

                  (c) Indebtedness incurred upon the acquisition of any property or asset secured by Liens on such property or asset in accordance with
         Section 6.02(b); provided, however, that the amount of such Indebtedness shall not exceed the purchase price of any such property or asset;

                  (d) Indebtedness secured by Liens permitted under
         Section 6.02(i), 6.02(j) or 6.02(m);

                  (e) Indebtedness of Subsidiaries existing at the time they are acquired by the Borrower and not incurred in contemplation of such acquisition;

                  (f) other Indebtedness of Subsidiaries not prohibited by Section 6.09;

                  (g) Indebtedness of (i) the Borrower to any wholly owned Subsidiary, Choice Hotels Franchising or Quality Hotels; (ii) any wholly owned Subsidiary, Choice Hotels Franchising or Quality Hotels to the Borrower; and (iii) any Subsidiary, Choice Hotels Franchising or Quality Hotels to any wholly owned Subsidiary (or to Choice Hotels Franchising or Quality Hotels)(for the purposes of this clause (g), "wholly owned Subsidiary" includes any wholly owned subsidiary of Choice Hotels Franchising and/or Quality Hotels, any Subsidiary that would otherwise constitute a wholly owned Subsidiary but for directors' qualifying shares or similar matters, and any Subsidiary the only direct shareholders, members or participants in which are wholly owned Subsidiaries, Choice Hotels Franchising or Quality Hotels);

                  (h) Indebtedness represented by notes or letters of credit issued for the account of the Borrower or any Subsidiary in connection with insurance policies and in a form substantially similar to the notes or letters of credit issued for the account of the Borrower or any Subsidiary set forth in Schedule 6.01(h) issued in connection with existing insurance policies of the Borrower or such Subsidiary;

                  (i) Indebtedness represented by utility bonds, performance bonds, state self insurance bonds and miscellaneous other bonds other than those existing on the date hereof and listed in Schedule 6.01(a) (including any extensions, renewals and replacements), the aggregate principal amount of such Indebtedness at any one time not to exceed $20,000,000 (subject to Section 6.01(n) to the extent in excess of $20,000,000);

                  (j) Indebtedness of the Borrower consisting of Guarantees in connection with pension and deferred compensation arrangements arising in connection with the Distribution; provided, however, that the aggregate amount of such Indebtedness shall not exceed $40,000,000;

                  (k)  Indebtedness consisting of the Manor Care
         Note;

                  (l) Non-Recourse Hotel Indebtedness; provided, that, so long as the Manor Care Note remains in effect or any principal, interest or any other expenses or amounts payable thereunder shall be unpaid, the proceeds of the incurrence of such Non-Recourse Hotel Indebtedness shall be applied solely to prepay amounts outstanding under the Manor Care Note;

                  (m) Indebtedness consisting of Sale and Lease-back Transactions permitted under Section 6.03; and

                  (n) other unsecured Indebtedness of the Borrower in an aggregate principal amount at any one time outstanding not to exceed $100,000,000; provided, however, that the covenants and events of default contained in any such Indebtedness with an aggregate principal amount in excess of $10,000,000 shall not be more restrictive of the Borrower and its Subsidiaries than those in this Agreement; and provided further, that the aggregate amount of Guarantees by the Borrower may not exceed $50,000,000.

          SECTION 6.02. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights (excluding rights of first refusal) in respect of any thereof, except (without duplication):

                  (a) Liens on property or assets of the Borrower and its Subsidiaries existing on the date hereof and set forth in Schedule 6.02; provided, however, that such Liens shall secure only those obligations which they secure on the date hereof except as otherwise permitted hereunder;

                  (b) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary; provided, however, that (i) such Lien is not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any other property or assets of the Borrower or any Subsidiary;

                  (c) Liens for taxes not yet due or which are being contested in compliance with Section 5.03;

                  (d) carriers', warehousemen's, mechanic's, materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are not due or which are being contested in compliance with Section 5.03;

                  (e) statutory liens of landlords in respect of property leased by the Borrower or any Subsidiary;

                  (f) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations;

                  (g) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (h) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                  (i) purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by the Borrower or any Subsidiary and liens securing refinancings of existing mortgages; provided, however, that the aggregate principal amount of the Indebtedness secured by such security interests does not exceed $50,000,000; and provided further, that (i) such security interests are incurred, and the Indebtedness secured thereby is created, within 120 days after such acquisition, or construction or refinancing, (ii) the Indebtedness secured thereby does not exceed 80% of the fair market value of the subject real property, improvements or equipment at the time of such acquisition, construction or refinancing, and (iii) such security interests do not apply to the subject property or assets of the Borrower or any Subsidiary other than the purchased property or assets or the property or assets subject to the mortgage being refinanced, as the case may be;

                  (j) mortgages on properties listed on Schedule 6.02(j); provided, however, that (i) such mortgages do not apply to the property or assets of the Borrower or any Subsidiary other than the scheduled properties and (ii) the aggregate principal amount of the Indebtedness secured by such security interests does not exceed $100,000,000;

                  (k) Liens created in favor of the Lenders;

                  (l) Liens securing Indebtedness incurred pursuant to Sections 6.01(l) or 6.09(ii); and

                  (m) other Liens to secure Indebtedness of the Borrower or any Subsidiary; provided, however, that the aggregate principal amount of the Indebtedness so secured at any time, when added to the net book value of all property the subject of Sale and Lease-Back Transactions (other than Sale and Lease-back Transactions referred to in the proviso to Section 6.03) at such time, does not exceed 15% of Consolidated Total Assets at such time.

          SECTION 6.03. Sale and Lease-Back Transactions. Enter into any Sale and Lease-Back Transaction unless immediately thereafter the net book value of all property the subject of Sale and Lease-Back Transactions, when added to the aggregate principal amount of Indebtedness of the Borrower or any Subsidiary secured at such time by Liens permitted only under Section 6.02(m), does not exceed 10% of Consolidated Total Assets at such time; provided, however, that this Section 6.03 shall be deemed not to apply to any Sale and Lease-back Transaction entered into by an SPC so long as (i) neither the Borrower nor any other Subsidiary (x) provides credit support (including any undertaking, agreement or instrument which would constitute Indebtedness) or has given or made other assurances regarding repayment, (y) is directly or indirectly personally liable or (z) is the lessor and (ii) the obligees will have recourse solely against the assets of such SPC for repayment of the amounts owed in connection with such Sale and Lease-back Transaction and any fees, indemnities, expense reimbursements or other amounts of whatever nature accrued or payable in connection with such Sale and Lease-back Transaction; and provided further, that, so long as the Manor Care Note remains in effect or any principal, interest or any other expenses or amounts payable thereunder shall be unpaid, the proceeds of such Sale and Lease-back Transaction shall be applied solely to prepay amounts outstanding under the Manor Care Note.

          SECTION 6.04. Investments, Loans and Advances. Purchase, hold or acquire any capital stock, comparable ownership interests, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other person, except:

                  (a) the investments and guarantees existing on the date hereof set forth on Schedule 6.04 and investments by the Borrower or any Subsidiary in the capital stock or comparable ownership interests of the Subsidiaries, including by means of contributions by any Subsidiary of Hotel Properties to the Borrower or a Subsidiary;

                  (b) loans or advances by the Borrower to Subsidiaries or by Subsidiaries to the Borrower or other Subsidiaries, in each case to the extent permitted under Section 6.01;

                  (c) purchases by the Borrower of the capital stock of Quality Hotels held by Alain Ammar; provided, however, that such purchases shall not exceed $1,000,000 in the aggregate;

                  (d) Guarantees permitted under Section 6.01(j);

                  (e) Permitted Investments; and

                  (f) other investments, capital contributions, loans and advances not to exceed at any time 15% of Consolidated Total Assets at such time.

          SECTION 6.05. Mergers and Consolidations. Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all its assets whether now owned or hereafter acquired, except that:

                  (a) (i) the Borrower may merge or consolidate with a Subsidiary or (ii) a Subsidiary may merge or consolidate with the Borrower so long as the Borrower is the surviving entity;

                  (b) any Subsidiary may merge or consolidate with any Subsidiary;

                  (c) the Borrower or any Subsidiary may merge or consolidate with another person; provided, however, that:

                           (i) the Borrower or such Subsidiary is the
                  surviving entity;

                         (ii) no Event of Default or event which, with notice or
                  the passage of time or both, would constitute an Event of Default exists after giving effect to such merger or consolidation; and

                       (iii) the Agent shall receive a certificate signed by a
                  Financial Officer of the Borrower of the Borrower, confirming compliance with clause (ii) above;

                  (d) the Borrower and the Subsidiaries may consummate the Distribution.

          SECTION 6.06. Asset Sales. Consummate any Asset Sale, other than (i) sales of receivables for collection (and not for financing or factoring purposes) in the ordinary course of business, (ii) Asset Sales which, when added to the Proceeds from all other Asset Sales previously consummated in the same fiscal year, would not exceed 10% of Consolidated Total Assets as of the end of the preceding fiscal year, and (iii) Asset Sales, in a single transaction or series of transactions, of Hotel Properties or the SPC; provided that no Asset Sale referenced in clause (iii) above shall be permitted if (a) a Default has occurred or would occur after giving effect to such Asset Sale, or (b) so long as the Manor Care Note remains in effect or any principal, interest or any other expenses or amounts payable thereunder shall be unpaid, the net proceeds of such Asset Sale are used other than to prepay (x) amounts outstanding under the Manor Care Note or (y) Indebtedness secured by Liens on the Hotel Properties that are the subject of such Asset Sale.

          SECTION 6.07. Transactions with Affiliates. Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that as long as no Default or Event of Default shall have occurred and be continuing, the Borrower or any Subsidiary may (a) consummate the Distribution or (b) engage in any of the foregoing transactions (i) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties or (ii) between or among the Borrower and its wholly owned Subsidiaries.

          SECTION 6.08. Business of Borrower and Subsidiaries. Engage at any time in any business or business activity other than the business currently conducted by it or related or collateral activities in the hospitality, travel or franchise-related industries.

          SECTION 6.09. Subsidiary Indebtedness. Permit any Subsidiary to create, incur, assume or permit to exist any Indebtedness except:

                (i) any Indebtedness permitted by Section 6.01;

                (ii) Indebtedness of any SPC in the form of collateralized mortgage obligations or obligations under a real estate investment trust; provided, however, that, in respect of such Indebtedness, (i) neither the Borrower nor any other Subsidiary (x) provides credit support (including any undertaking, agreement or instrument which would constitute Indebtedness) or has given or made other assurances regarding repayment, (y) is directly or indirectly personally liable or
         (z) is the lender and (ii) the obligees will have recourse solely against the assets of SPC for repayment of the principal of and interest on such Indebtedness and any fees, indemnities, expense reimbursements or other amounts of whatever nature accrued or payable in connection with such Indebtedness; and provided further, that, so long as the Manor Care Note remains in effect or any principal, interest or any other expenses or amounts payable thereunder shall be unpaid, the proceeds of the incurrence of such Indebtedness shall be applied solely to prepay amounts outstanding under the Manor Care Note; and

              (iii) other Indebtedness of any Subsidiary; provided, however, that the aggregate principal amount (the "Subsidiary Debt Amount") outstanding of all such other Indebtedness of all Subsidiaries (excluding amounts permitted under clause (i) above) may not exceed 15% of Consolidated Total Assets at such time; provided further, however, that, at any time during which the Manor Care Note remains in effect or any principal, interest or any other expenses or amounts payable thereunder shall be unpaid, the Subsidiary Debt Amount may not exceed 5% of Consolidated Total Assets at such time.

          SECTION 6.10. Agreements. Permit any Subsidiary to enter into any agreement or incur any obligation the terms of which would impair the ability of any Subsidiary to pay dividends, to make intercompany loans or advances or to make distributions (it being agreed that this Section shall not be breached by any such agreement or obligation binding upon a Subsidiary at the time it becomes a Subsidiary and not incurred in contemplation of its becoming a Subsidiary).

          SECTION 6.11. Fiscal Year and Accounting Practices. Change its fiscal year end or accounting practices from those in effect at May 31, 1996, other than as required by GAAP.

          SECTION 6.12. No Further Negative Pledges. Except with respect to prohibitions against other encumbrances on specific property encumbered to secure payment of particular Indebtedness (which Indebtedness relates solely to such specific property, and improvements and accretions thereto, and is otherwise permitted hereby), enter into any agreement prohibiting the creation or assumption of any Lien upon the properties or assets of the Borrower or any Subsidiary, whether now owned or hereafter acquired, or requiring an obligation to be secured if some other obligation is secured.

          SECTION 6.13. Minimum Consolidated Net Worth. In the case of the Borrower, permit its Consolidated Net Worth at any time to be less than the greater of (i) the sum of (x) $75,000,000, (y) 50% of the Borrower's Consolidated Net Income accrued during the period (treated as one accounting period) commencing on the date of the Distribution and ending on the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.04 (which amount shall not include Consolidated Net Income for any fiscal quarter in which the Borrower's Consolidated Net Income is negative) and (z) the aggregate net cash proceeds received by the Borrower from the issuance or sale of its capital stock since the date hereof, and (ii) the sum of (W) the amount that is equal to 75% of the Borrower's Consolidated Net Worth as of the last day of the month in which the Distribution occurs plus
(X) 50% of the Borrower's Consolidated Net Income accrued during the period (treated as one accounting period) commencing on the date on which the Distribution occurs, and ending on the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section
5.04 (which amount shall not include Consolidated Net Income for any fiscal quarter in which the Borrower's Consolidated Net Income is negative), plus (Y) the aggregate net cash proceeds received by the Borrower from the issuance or sale of its capital stock since the date hereof, minus (Z) an amount equal to the decrease, if any, in the Borrower's Consolidated Net Worth (as measured at the date of the Distribution) resulting from the sale, transfer or other disposition of Hotel Properties or an SPC.

          SECTION 6.14. Consolidated Leverage Ratio. In the case of the Borrower, permit the Consolidated Leverage Ratio as of the last day of and for any period of four fiscal quarters ending during the period from and including the date hereof through the Maturity Date to exceed (i) 3.75 to 1.0, at any time during which the Manor Care Note remains in effect or any principal, interest or any other expenses or amounts payable thereunder shall be unpaid, and (ii) 3.25 to 1.0, at any other time. The Consolidated Leverage Ratio shall be calculated as of the end of each fiscal quarter based on the period of the four consecutive fiscal quarters ending on such date.

          SECTION 6.15. Consolidated Interest Coverage Ratio. In the case of the Borrower, permit its Consolidated Interest Coverage Ratio at any time during the period from and including the date hereof through the Maturity Date to be less than (i) 3.25 to 1.0, at any time during which the Manor Care Note remains in effect or any principal, interest or any other expenses or amounts payable thereunder shall be unpaid, and (ii) 3.75 to 1.0, at any other time. The Consolidated Interest Coverage Ratio shall be calculated as of the end of each fiscal quarter based on the period of the four consecutive fiscal quarters ending on such date.

ARTICLE VII.  EVENTS OF DEFAULT

          In case of the happening of any of the following events ("Events of Default"):

                  (a) any representation or warranty made or deemed made (such representation or warranty being deemed made as provided in Section 2.20(b) and Section 4.01) in or in connection with any Loan Document or the borrowings or issuances of Letter of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

                  (b) default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

                  (c) default shall be made in the payment of any interest on any Loan or any Fee or L/C Disbursement or any other amount (other than an amount referred to in clause (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

                  (d) default shall be made in the due observance or performance by the Borrower of any covenant, condition or agreement contained in Section 5.01(a) or 5.05 or in
         Article VI;

                  (e) default shall be made in the due observance or performance by the Borrower of any covenant, condition or agreement contained in any Loan Document (other than those specified in clauses (b), (c) and (d) above) and such default shall continue unremedied for a period of five Business Days after notice thereof from the Agent or any Lender to the Borrower;

                  (f) the Borrower or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in an aggregate principal amount in excess of $10,000,000, when and as the same shall become due and payable, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any Indebtedness in an aggregate principal amount in excess of $10,000,000 if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity;

                  (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Subsidiary, or of a substantial part of the property or assets of the Borrower or a Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or a Subsidiary or (iii) the winding-up or liquidation of the Borrower or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (h) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

                  (i) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Subsidiary to enforce any such judgment;

                  (j) a Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of Section 412(n)(l) of the Code), shall have occurred with respect to any Plan or Plans that reasonably could be expected to result in liability of the Borrower to the PBGC or to a Plan in an aggregate amount exceeding $5,000,000 and, within 30 days after the reporting of any such Reportable Event to the Agent or after the receipt by the Agent of the statement required pursuant to Section 5.06, the Agent shall have notified the Borrower in writing that (i) the Required Lenders have made a determination that, on the basis of such Reportable Event or Reportable Events or the failure to make a required payment, there are reasonable grounds (A) for the termination of such Plan or Plans by the PBGC, (B) for the appointment by the appropriate United States District Court of a trustee to administer such Plan or Plans or (C) for the imposition of a lien in favor of a Plan and (ii) as a result thereof an Event of Default exists hereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan or Plans; or the PBGC shall institute proceedings to terminate any Plan or Plans;

                  (k) (i) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) the Borrower or such ERISA Affiliate does not have reasonable grounds for contesting such Withdrawal Liability or is not in fact contesting such Withdrawal Liability in a timely and appropriate manner and (iii) the amount of the

         Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date or dates of such notification), exceeds $5,000,000 or requires payments exceeding $1,000,000 in any year;

                  (l) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if solely as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or have been or are being terminated have been or will be increased over the amounts required to be contributed to such Multiemployer Plans for their most recently completed plan years by an amount exceeding $1,000,000; or

                  (m) there shall have occurred a Change in Control;

then, and in every such event (other than an event with respect to the Borrower described in clause (g) or (h) above), and at any time thereafter during the continuance of such event, the Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments or L/C Commitments, (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding and (iii) require cash collateral as contemplated by Section 2.20(j); and in any event with respect to the Borrower described in clause (g) or (h) above, the Commitments and L/C Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, and the Borrower shall automatically be required to provide cash collateral in respect of outstanding Letters of Credit, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.


ARTICLE VIII.  THE AGENT

          In order to expedite the transactions contemplated by this Agreement, The Chase Manhattan Bank is hereby appointed to act as Agent on behalf of the Lenders and the Issuing Bank. Each of the Lenders hereby irrevocably authorizes the Agent to take such actions on behalf of such Lender or Issuing Bank and to exercise such powers as are specifically delegated to the Agent by the terms and provisions hereof, together with such actions and powers as are reasonably incidental thereto. The Agent is hereby expressly authorized by the Lenders and the Issuing Bank, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and the Issuing Bank all payments of principal of and interest on the Loans, all payments in respect of L/C Disbursements and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender or Issuing Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered pursuant to this Agreement as received by the Agent.

          Neither the Agent nor any of its directors, officers, employees or agents shall be liable to the Lenders as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith (other than any statement, representation or warranty relating to the Agent or relating to the functions of the Agent hereunder), or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agent shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents or other instruments or agreements. The Agent may deem and treat the payee of any note referred to in Section 2.07 as the owner thereof for all purposes hereof until it shall have received from the payee of such note notice, given as provided herein, of the transfer thereof. The Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inac- tion pursuant thereto shall be binding on all the Lenders. The Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure of or delay in performance or breach by any Lender or Issuing Bank of any of its obligations hereunder or to any Lender or Issuing Bank on account of the failure of or delay in performance or breach by any other Lender or Issuing Bank or the Borrower of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. The Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

          The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

          Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor subject to the written consent of the Borrower to such successor (which consent will not be unreasonably withheld). If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with offices in New York, New York and London, England, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

          With respect to the Loans made by it hereunder, the Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Agent, and the Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Agent.

          Each Lender agrees (i) to reimburse the Agent, on demand, in the amount of its pro rata share (based on its Commitment hereunder or, if the Commitments shall have been terminated, on its Commitment most recently in effect) of any expenses incurred for the benefit of the Lenders by the Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which the Borrower shall be obligated to reimburse under Section 9.05 but which shall not have been reimbursed by the Borrower and (ii) to indemnify and hold harmless the Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Agent or any of them in any way relating to or arising out of the Agent's role under this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower; provided, however, that no Lender shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Agent or any of its directors, officers, employees or agents.

          Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

          The Co-Agent shall not have any responsibilities or obligations as Co-Agent under any of the Loan Documents.


ARTICLE IX.  MISCELLANEOUS

          SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telex, graphic scanning or other telegraphic communications equipment of the sending party, as follows:

                  (a) if to the Borrower, at 10750 Columbia Pike, Silver Spring, MD 20901, Attention of General Counsel, with a copy to the Chief Financial Officer of the Borrower (Telecopy No. 301-979-4007);

                  (b) if to the Agent, to it at The Chase Manhattan Bank, Agent Bank Services Group, Grand Central Tower,
         140 East 45th Street, New York, NY 10017. Attention of Janet Belden, (Telecopy No. (212) 270-0002), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of [James S. Ely, III], (Telecopy No. 212-270-3279) and Chase Manhattan International Limited, Trinity Tower, 9 Thomas More Street, London, England E19YT, Attention of Steven Hurford (Telecopy No. 011 44 71 777 2360); and

                  (c) if to a Lender, to it at its address (or telecopy number) set forth in Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender became a party hereto.

Except as otherwise provided in Section 9.15(c), all notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01.

          SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Bank and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Bank, regardless of any investigation made by the Lenders or the Issuing Bank or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated.

          SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Agent and when the Agent shall have received copies hereof which, when taken together, bear the signatures of each Lender, and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender and their respective successors and assigns, except that the Borrower may not assign or delegate its rights or obligations hereunder or any interest herein without the prior consent of all the Lenders.

          SECTION 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Agent, the Issuing Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

          (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate of such Lender, the Borrower and the Agent (and, in the case of any assignment of a Commitment, the Issuing Bank) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall not be less than $5,000,000 and the amount of the Commitment of such Lender remaining after such assignment shall not be less than $5,000,000 or shall be zero, (iii) the parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance, together with a processing and recordation fee of $2,000 and (iv) the assignee, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to Section 9.04(e), from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto (but shall continue to be entitled to the benefits of Sections 2.13, 2.15, 2.19 and 10.05, as well as to any Fees accrued for its account hereunder and not yet paid)).

          (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

          (d) The Agent shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Agent, the Issuing Bank and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee together with an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 9.04(b) and, if required, the written consent of the Borrower, the Issuing Bank and the Agent to such assignment, the Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders and the Issuing Bank.

          (f) Each Lender may without the consent of the Borrower, the Issuing Bank or the Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.13, 2.15 and 2.19 to the same extent as if they were Lenders but not in excess of those cost protections to which the Lender from which it purchased its participation would be entitled to under Sections 2.13, 2.15 and 2.19 and (iv) the Borrower, the Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender (and shall not be required to deal with any participating bank or other entity, notwithstanding any other provision contained herein) in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder, increasing the Commitment of such Lender or decreasing the amount of principal of or the rate at which interest is payable on the Loans, or extending any scheduled principal payment date or date fixed for the payment of interest on the Loans).

          (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided, however, that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree to preserve the confidentiality of such confidential information (subject to those exceptions set forth in Section 9.17). It is understood that confidential information relating to the Borrower would not ordinarily be provided in connection with assignments or participations of Competitive Loans.

          (h) Any Lender may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank; provided, however, that no such assignment shall release a Lender from any of its obligations hereunder.

          SECTION 9.05. Expenses; Indemnity. (a) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by each of the Agent and the Issuing Bank and its Affiliates in connection with the preparation of this Agreement and the other Loan Documents and the syndication of the facilities provided for herein or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Agent or any Lender in connection with the enforcement or protection of their rights (as such rights may relate to the Borrower or any Subsidiary) in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder and under the Issuing Bank Agreements, as applicable, including the reasonable fees and disbursements of Cravath, Swaine & Moore, counsel for the Agent, any other counsel for the Agent and counsel for any Lender, including the allocated costs of in-house counsel.

          (b) The Borrower agrees to indemnify the Agent, each Lender, and the Issuing Bank, and their respective directors, officers, employees, agents and Affiliates (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans or issuance of Letters of Credit, or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indem- nitee is a party thereto; provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the negligence or misconduct of such Indemnitee. Promptly after receipt by an Indemnitee of notice of any complaint or the commencement of any action or proceeding with respect to which indemnification is being sought hereunder, such person shall notify the Borrower of such complaint or of the commencement of such action or proceeding, but failure so to notify the Borrower will relieve the Borrower from any liability which such Borrower may have hereunder only if, and to the extent that such failure results in the forfeiture by such Borrower of substantial rights and defenses, and shall not in any event relieve such Borrower from any other obligation or liability that such Borrower may have to any Indemnitee otherwise than under this Agreement. If the Borrower so elects or is requested by such Indemnitee, such Borrower shall assume the defense of such action or proceeding, including the employment of counsel reasonably satisfactory to the Indemnitee and the payment of the reasonable fees and disbursements of such counsel. In the event, however, such Indemnitee reasonably determines in its judgment that having common counsel would present such counsel with a conflict of interest or if the defendant in, or targets of, any such action or proceeding include both the Indemnitee and such Borrower, and such Indemnitee reasonably concludes that there may be legal defenses available to it or other Indemnitees that are different from or in addition to those available to such Borrower or if such Borrower fails to assume the defense of the action or proceeding or to employ counsel reasonably satisfactory to such Indemnitee, in either case in a timely manner, then the Indemnitee may employ separate counsel to represent or defend it in any such action or proceeding and such Borrower shall pay the reasonable fees and disbursements of such counsel. In any action or proceeding the defense of which the Borrower assumes, the Indemnitee shall have the right to participate in such litigation and to retain its own counsel at the Indemnitee's own expense. The Borrower further agrees that it shall not, without the prior written consent of the Indemnitee, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not an Indemnitee is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes (i) an unconditional release of each Indemnitee hereunder from all liability arising out of such claim, action, suit or proceeding or (ii) a covenant not to sue each Indemnitee, or another similar alternative which is consented to by each Indemnitee party to such claim, action, suit or proceeding, which covenant not to sue or other approved alternative has the effect of an unconditional release of each Indemnitee hereunder from all liability arising out of such claim, action, suit or proceeding.

          (c) The provisions of this Section shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Agent or any Lender or any Issuing Bank. All amounts due under this Section shall be payable on written demand therefor.

          SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

          SECTION 9.07. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICTS OF LAWS PRINCIPLES OR PROVISIONS. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

          SECTION 9.08. Waivers; Amendment. (a) No failure or delay of the Agent or any Lender or any Issuing Bank in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 9.08(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle such Borrower to any other or further notice or demand in similar or other circumstances.

          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan or any date for reimbursement of an L/C Disbursement, or Fees, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or L/C Disbursement, without the prior written consent of each Lender affected thereby, (ii) increase the Commitment or change the Facility Fees of any Lender without the prior written consent of such Lender, or (iii) amend or modify the provisions of Section 2.16, the provisions of this Section, the definition of the "Required Lenders" or the provisions of Section 9.03, without the prior written consent of each affected Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent or any Issuing Bank hereunder without the prior written consent of the Agent or such Issuing Bank.

          (c) Notwithstanding the foregoing, any Issuing Bank Agreement may be waived, amended or modified by the parties thereto with the written approval of the Agent if and to the extent that such waiver, amendment or modification would be permitted in connection with the execution and delivery of a replacement of such agreement.

          SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate on any Loan or participation in any L/C Disbursement, together with all fees and charges which are treated as interest or such Loan or participation in any L/C Disbursement under applicable law (collectively the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, together with all Charges payable to such Lender, shall be limited to the Maximum Rate.

          SECTION 9.10. Entire Agreement. This Agreement and the other Loan Documents and the letter agreement referred to in Section 2.06(b) constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

          SECTION 9.11. Waiver of Jury Trial; Punitive Damages. Each party hereto hereby waives, to the fullest extent permitted by applicable law, (a) any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement or any of the other Loan Documents and (b) any claims for punitive damages (to the extent such claims arise from the use of proceeds of the Loans for the purpose of acquisitions). Each party hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications in this Section.

          SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          SECTION 9.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 9.03.

          SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

          SECTION 9.15. Jurisdiction; Consent to Service of Process; Judgment Currency. (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Agent, any Issuing Bank, or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

          (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (c) The Borrower and each other party hereto consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          (d) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so under applicable law, that the rate of exchange used shall be the spot rate at which in accordance with normal banking procedures the first currency could be purchased in New York City with such other currency by the person obtaining such judgment on the Business Day preceding that on which final judgment is given.

          (e) The parties agree, to the fullest extent that they may effectively do so under applicable law, that the obligations of the Borrower to make payments in any currency of the principal of and interest on the Loans of such Borrower and any other amounts due from such Borrower hereunder to the Agent as provided in Section 2.16 (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with Section 9.15(d)), in any currency other than the relevant currency, except to the extent that such tender or recovery shall result in the actual receipt by the Agent at its relevant office as provided in Section 2.16 on behalf of the Lenders of the full amount of the relevant currency expressed to be payable in respect of the principal of and interest on the Loans and all other amounts due hereunder (it being assumed for purposes of this clause (i) that the Agent will convert any amount tendered or recovered into the relevant currency on the date of such tender or recovery), (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the relevant currency the amount, if any, by which such actual receipt shall fall short of the full amount of the relevant currency so expressed to be payable and (iii) shall not be affected by an unrelated judgment being obtained for any other sum due under this Agreement.

          SECTION 9.16. Confidentiality. Unless otherwise agreed to in writing by the Borrower, the Issuing Bank, the Agent and each Lender hereby agree to keep all Proprietary Information (as defined below) confidential and not to disclose or reveal any Proprietary Information to any person other than the Agent's or such Lender's directors, officers, employees, Affiliates and agents and to actual or potential assignees and participants, and then only on a confidential basis; provided, however, that the Agent, the Issuing Bank or any Lender may disclose Proprietary Information (a) as required by law, rule, regulation or judicial process, (b) to its attorneys and accountants, (c) as requested or required by any state or Federal or foreign authority or examiner regulating banks or banking or (d) subject to appropriate confidentiality protections, in any legal proceedings between the Agent, the Issuing Bank or such Lender and the Borrower arising out of this Agreement. For purposes of this Agreement, the term "Proprietary Information" shall include all information about the Borrower or any of their Affiliates which has been furnished by the Borrower or any of its Affiliates, whether furnished before or after the date hereof, and regardless of the manner in which it is furnished; provided, however, that Proprietary Information does not include information which (x) is or becomes generally available to the public other than as a result of a disclosure by the Agent, the Issuing Bank or any Lender not permitted by this Agreement, (y) was obtained or otherwise became available to the Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to its disclosure to the Agent, the Issuing Bank or such

Lender by the Borrower or any of its Affiliates or (z) becomes available to the Agent, the Issuing Bank or any Lender on a nonconfidential basis from a person other than the Borrower or its Affiliates who, to the best knowledge of the Agent, the Issuing Bank or such Lender, as the case may be, is not otherwise bound by a confidentiality agreement with the Borrower or any of its Affiliates, or is not otherwise prohibited from transmitting the information to the Agent, the Issuing Bank or such Lender.


          IN WITNESS WHEREOF, the Borrower, the Agent, the Issuing Bank and the Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                       CHOICE HOTELS HOLDINGS, INC., as a
                          Borrower,

                                    by
                                      -------------------------------
                                      Name:
                                      Title:

                                    by
                                      -------------------------------
                                      Name:
                                      Title:

                         THE CHASE MANHATTAN BANK, individually
                           and as Issuing Bank and Agent,

                                    by
                                      ---------------------------------
                                      Name:
                                      Title:

                           NATIONSBANK,

                                     by
                                        ---------------------------------
                                        Name:
                                        Title:

                        FIRST NATIONAL BANK OF MARYLAND,

                                    by
                                      ------------------------------
                                      Name:
                                      Title:

                             SANWA BANK,

                                     by
                                        -------------------------------
                                        Name:
                                        Title:

                             DEUTSCHE BANK AG, NEW YORK AND/OR
                               CAYMAN ISLANDS BRANCHES,

                                      by
                                         -----------------------------
                                         Name:
                                         Title:

                              CRESTAR BANK,

                                       by
                                          ----------------------------
                                          Name:
                                          Title:

                               THE BANK OF NOVA SCOTIA,

                                       by
                                          ------------------------------
                                          Name:
                                          Title:

                                                               EXHIBIT A-1










                         FORM OF COMPETITIVE BID REQUEST

The Chase Manhattan Bank, as Agent for
the Lenders referred to below,
140 East 45th Street, 29th Floor
New York, NY 10017-3162

Attention of Ms. Janet Belden

                                                              [Date]

Dear Sirs:

          The undersigned, Choice Hotels International, Inc. (the "Borrower"), refers to the Competitive Advance and Multi-Currency Revolving Credit Facility Agreement dated as of October 30, 1996, among Choice Hotels Holdings, Inc. (subsequently renamed Choice Hotels International Inc.), the lenders listed in
Schedule 2.01 thereto, Nationsbank, N.A., as co-agent, and The Chase Manhattan Bank, as agent for the lenders (the "Credit Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to
Section 2.03(a) of the Credit Agreement that it requests a Competitive Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Competitive Borrowing is requested to be made:

(A)  Date of Competitive Borrowing
         (which is a Business Day)               ______________________

(B)  Principal Amount of
         Competitive Borrowing(1)                  ______________________

(C)  Interest rate basis(2)                        ______________________

--------

1 In Dollars not less than $5,000,000 (and in integral multiples of $1,000,000) or greater than the Total Commitment then available.

2    Eurodollar Loan or Fixed Rate Loan.

(D)  Interest Period and the last
         day thereof(3)                         ______________________

          Upon acceptance of any or all of the Loans offered by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Section 4.01(b) and (c) of the Credit Agreement have been satisfied.


                                    Very truly yours,

                                      by
                                         -------------------------------
                                         Title: [Responsible Officer]


Copy to:

Chase Manhattan International Limited (London), on behalf of the Agent for the Lenders referred to below
      Trinity Tower
           9 Thomas More Street
                London, England E19YT

Attention of Mr. Steve Hurford

--------

3 Which shall be subject to the definition of "Interest Period" and end not later than the Maturity Date.

                                                              EXHIBIT A-2










                   FORM OF NOTICE OF COMPETITIVE BID REQUEST


[Name of Bank]
[Address]
New York, NY

Attention:

                                                                    [Date]

Dear Sirs:

          Reference is made to the Competitive Advance and Multi-Currency Revolving Credit Facility Agreement dated as of October 30, 1996, among Choice Hotels Holdings, Inc., a Delaware corporation (the "Borrower"), the lenders listed in Schedule 2.01 thereto, Nationsbank, N.A., as co-agent, and The Chase Manhattan Bank, as agent for the lenders (the "Credit Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower made a Competitive Bid Request on , 19 , pursuant to Section 2.03(a) of the Credit Agreement, and in that connection you are invited to submit a Competitive Bid by [Date]/[Time].4 Your Competitive Bid must comply with Section 2.03(b) of the Credit Agreement and the terms set forth below on which the Competitive Bid Request was made:

(A)  Date of Competitive Borrowing                   ____________________

(B)  Principal amount of
     Competitive Borrowing                           ____________________

(C)  Interest rate basis                             ____________________

--------

4 The Competitive Bid must be received by the Agent (i) in the case of Eurodollar Loans, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing and (ii) in the case of Fixed Rate Loans, not later than 9:30 a.m., New York City time, on the Business Day of a proposed Competitive Borrowing.

(D)  Interest Period and the
     last day thereof                               ____________________


                                Very truly yours,

                                 THE CHASE MANHATTAN BANK,
                                    as Agent,

                                       by
                                           ---------------------------
                                           Title:

                                                                 EXHIBIT A-3










                             FORM OF COMPETITIVE BID


The Chase Manhattan Bank, as Agent for
the Lenders referred to below,
140 East 45th Street, 29th Floor
New York, NY 10017-3162

Attention of Ms. Janet Belden
                                                                   [Date]

Dear Sirs:

          The undersigned, [Name of Bank], refers to the Competitive Advance and Multi-Currency Revolving Credit Facility Agreement dated as of October 30, 1996, among Choice Hotels Holdings, Inc., a Delaware corporation (the "Borrower"), the lenders listed in Schedule 2.01 thereto, Nationsbank, N.A., as co-agent, and The Chase Manhattan Bank, as agent for the lenders (the "Credit Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby makes a Competitive Bid pursuant to Section 2.03(b) of the Credit Agreement, in response to the Competitive Bid Request made by the Borrower on , 19 , and in that connection sets forth below the terms on which such Competitive Bid is made:


(A)  Principal Amount5                        ____________________

(B)  Competitive Bid Rate6                    ____________________

(C)  Interest Period and last
         day thereof                          ____________________

--------

5 In Dollars not less than $5,000,000 or greater than the requested Competitive Borrowing and in integral multiples of $1,000,000. Multiple bids will be accepted by the Agent. 6I.e., LIBO Rate + or - %, in the case of Eurodollar Loans or %, in the case of Fixed Rate Loans.

          The undersigned hereby confirms that it is prepared, subject to the conditions set forth in the Credit Agreement, to extend credit to the Borrower upon acceptance by the Borrower of this bid in accordance with Section 2.03(d) of the Credit Agreement.


                                Very truly yours,

                                [NAME OF LENDER,]

                                by
                                    -----------------------
                                     Title:


Copy to:

Chase Manhattan International Limited (London), on behalf of the Agent for the Lenders referred to below
      Trinity Tower
           9 Thomas More Street
                London, England E19YT

Attention of Mr. Steve Hurford

                                                                 EXHIBIT A-4










                  FORM OF COMPETITIVE BID ACCEPT/REJECT LETTER


The Chase Manhattan Bank, as Agent for
the Lenders referred to below,
140 East 45th Street, 29th Floor
New York, NY 10017-3162

Attention of Ms. Janet Belden

                                                                   [Date]

Dear Sirs:

          The undersigned, Choice Hotels International, Inc. (the "Borrower"), refers to the Competitive Advance and Multi-Currency Revolving Credit Facility Agreement dated as of October 30, 1996, among Choice Hotels Holdings, Inc. (as subsequently renamed Choice Hotels International, Inc.), a Delaware corporation (the "Borrower"), the lenders listed in Schedule 2.01 thereto, Nationsbank, N.A., as co-agent, and The Chase Manhattan Bank, as agent for the lenders (the "Credit Agreement").

          In accordance with Section 2.03(c) of the Credit Agreement, we have received a summary of bids in connection with our Competitive Bid Request dated and in accordance with Section 2.03(d) of the Credit Agreement, we hereby accept the following bids for maturity on [date]:


Principal Amount               Fixed Rate/Margin          Lender

         $                     [%]/[+/-.   %]
         $

We hereby reject the following bids:


Principal Amount               Fixed Rate/Margin           Lender

     $                         [%]/[+/-.   %]
     $

          The $ should be deposited in The Chase Manhattan Bank account number [ ] on [date].


                                Very truly yours,

                                CHOICE HOTELS INTERNATIONAL,
                                  INC.

                                     by
                                       ------------------------
                                       Name:
                                       Title:

Copy to:

Chase Manhattan International Limited (London), on behalf of the Agent for the Lenders referred to below
      Trinity Tower
           9 Thomas More Street
                London, England E19YT

Attention of Mr. Steve Hurford

                                                                 EXHIBIT A-5










                        FORM OF STANDBY BORROWING REQUEST


The Chase Manhattan Bank, as Agent for
the Lenders referred to below,
140 East 45th Street, 29th Floor
New York, NY 10017-3162

Attention of Ms. Janet Belden
                                                                 [Date]

Dear Sirs:

          The undersigned, Choice Hotels International, Inc. (the "Borrower"), refers to the Competitive Advance and Multi-Currency Revolving Credit Facility Agreement dated as of October 30, 1996, among Choice Hotels Holdings, Inc. (subsequently renamed Choice Hotels International, Inc.), a Delaware corporation (the "Borrower"), the lenders listed in Schedule 2.01 thereto, Nationsbank, N.A., as co-agent, and The Chase Manhattan Bank, as agent for the lenders (the "Credit Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section 2.04 of the Credit Agreement that it requests a Standby Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Standby Borrowing is requested to be made:

(A)  Date of Standby Borrowing
         (which is a Business Day)         ____________________

(B)  Principal Amount of
     Standby Borrowing(7)                  ____________________

(C)  Interest rate basis(8)                ____________________

--------

7 Not less than $5,000,000 (and in integral multiples of $1,000,000) or greater than the Total Commitment then available. For Eurocurrency Borrowings, express in Equivalent Dollar Amount.

8    Eurocurrency Loan, Eurodollar Loan, CD Loan or ABR Loan.

(D)  Interest Period and the last
     day thereof(9)                                ____________________

(E)  For Eurocurrency Borrowings:

         (1)  Type of Alternative Currency

         (2)  Funds are requested to be
              disbursed to the following:

                  Bank Name:
                  Bank Address:

                  For Credit to:

                  Account Name:
                  Account Number:


         Upon acceptance of any or all of the Loans made by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Section 4.01(b) and (c) of the Credit Agreement have been satisfied.


                                 Very truly yours,

                                   by
                                     --------------------------------
                                     Title: [Responsible Officer]


Copy to:

Chase Manhattan International Limited (London), on behalf of the Agent for the Lenders referred to below
      Trinity Tower
           9 Thomas More Street
                London, England E19YT

Attention of Mr. Steve Hurford

--------

9 Which shall be subject to the definition of "Interest Period" and end not later than the Maturity Date.

                                                                  EXHIBIT B










                          ADMINISTRATIVE QUESTIONNAIRE

                                MANOR CARE, INC.
                          ADMINISTRATIVE QUESTIONNAIRE

Please accurately complete the following information and return via FAX to the attention of Katherine Wolf at The Chase Manhattan Bank as soon as possible.


Fax Number:  212-622-0122

LEGAL NAME TO APPEAR IN DOCUMENTATION:


-----------------------------------------------------------------------------


GENERAL INFORMATION - DOMESTIC LENDING OFFICE:

Institution Name:
                        -----------------------------------------------------

Street Address:
                        -----------------------------------------------------

City, State, Zip Code:
                        -----------------------------------------------------


GENERAL INFORMATION - EURODOLLAR LENDING OFFICE:

Institution Name:
                        -----------------------------------------------------

Street Address:
                        -----------------------------------------------------

City, State, Zip Code:
                        -----------------------------------------------------


CONTACTS/NOTIFICATION METHODS:

CREDIT CONTACTS:

Primary Contact:
                        -----------------------------------------------------

Street Address:
                        -----------------------------------------------------

City, State, Zip Code:
                        -----------------------------------------------------

Phone Number:
                        -----------------------------------------------------

FAX Number:
                        -----------------------------------------------------

Backup Contact:
                        -----------------------------------------------------

Street Address:
                        -----------------------------------------------------

City, State, Zip Code:
                        -----------------------------------------------------

Phone Number:
                        -----------------------------------------------------

FAX Number:
                        -----------------------------------------------------

TAX WITHHOLDING:

    Non Resident Alien  _____________________Y*         _____________________N

    *Form 4224 Enclosed

    Tax ID Number       _____________________________________________________

CONTACTS/NOTIFICATION METHODS:

ADMINISTRATIVE CONTACTS - BORROWINGS, PAYDOWNS, INTEREST, FEES, ETC.

Contact:
                        -----------------------------------------------------

Street Address:
                        -----------------------------------------------------

City, State, Zip Code:
                        -----------------------------------------------------

Phone Number:
                   ----------------------------------------------------------

FAX Number:
                   ----------------------------------------------------------

BID LOAN NOTIFICATION:

ADMINISTRATIVE CONTACTS - BORROWINGS, PAYDOWNS, INTEREST, FEES, ETC.

Contact:
                   ----------------------------------------------------------

Street Address:
                   ----------------------------------------------------------

City, State, Zip Code:
                   ----------------------------------------------------------

Phone Number:
                   ----------------------------------------------------------

FAX Number:
                   ----------------------------------------------------------

PAYMENT INSTRUCTIONS:

Name of Bank where funds are to be transferred:

 ----------------------------------------------------------------------------

Routing Transit/ABA number of Bank where funds are to be transferred:

 ----------------------------------------------------------------------------

Name of Account, if applicable:

 ----------------------------------------------------------------------------

Account Number:
            -----------------------------------------------------------------

Additional Information:_____________________________________________________

MAILINGS:

Please specify who should receive financial information:

Name:
                 ------------------------------------------------------------

Street Address:
                 ------------------------------------------------------------

City, State, Zip Code:
                 ------------------------------------------------------------


It is very important that all of the above information is accurately filled in and returned promptly. If there is someone other than yourself who should receive this questionnaire, please notify us of their name and FAX number and we will FAX them a copy of the questionnaire. If you have any questions, please call me on 212-622-9360.

                                                                 EXHIBIT C










                                    [FORM OF]

                            ASSIGNMENT AND ACCEPTANCE


         Reference is made to the Competitive Advance and Multi-Currency Revolving Credit Facility Agreement dated as of October 30, 1996, among Choice Hotels Holdings, Inc., a Delaware corporation (the "Borrower"), the lenders listed in Schedule 2.01, Nationsbank, N.A., as co-agent, and The Chase Manhattan Bank, a New York banking corporation, as agent for the Lenders (the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings.

         1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth on the reverse hereof in the Commitment of the Assignor on the Effective Date and the Competitive Loans and Standby Loans owing to the Assignor which are outstanding on the Effective Date. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 9.04(c) of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

         2. This Assignment and Acceptance is being delivered to the Agent together with (i) if the Assignee is organized under the laws of a jurisdiction outside the United States, the forms specified in Section 2.19(f) of the Credit Agreement, duly completed and executed by such Assignee, (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form of Exhibit B to the Credit Agreement and (iv) a processing and recordation fee of $2,000.

         3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York without reference to its conflicts of laws principles or provisions.

Date of Assignment:


Legal Name of Assignor:


Legal Name of Assignee:


Assignee's Address for Notices:


Effective Date of Assignment (may not be fewer than 5 Business Days after the Date of Assignment):








Facility







Principal Amount Assigned Percentage Assigned of Facility and Commitment Thereunder (as set forth, to at least 8 decimals, as a percentage of the Facility and the aggregate Commitments of all Lenders thereunder)

ABR Loans:



CD Loans:



Eurocurrency Loans:



Eurodollar Competitive
Loans:



Eurodollar Standby Loans:



Fixed Rate Competitive
Loans:




The terms set forth above and on
the reverse side hereof are hereby
agreed to:                                    Accepted:



                            , as Assignor     THE CHASE MANHATTAN BANK, as agent
----------------------------

By:                                           By:
----------------------------                   -----------------------------
  Name:                                        Name:
  Title:                                       Title:



                            , as Assignee     [Name of Borrower]
----------------------------

By:                                           By:
----------------------------                   -----------------------------
  Name:                                        Name:
  Title:                                       Title:

                                                                   EXHIBIT D










                                 FORM OF OPINION
                                  OF [ ], ESQ.
                        GENERAL COUNSEL FOR THE BORROWER


         1. The Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and to borrow under the Loan Documents.

         2. The execution, delivery and performance by the Borrower of each of the Loan Documents and the borrowings under the Loan Documents by the Borrower (collectively, the "Transactions") (a) have been duly authorized by all requisite action, including, if required, stockholder action on the part of the Borrower and (b) will not (i) violate (A) to my best knowledge after due inquiry, any provision of law, statute, rule or regulation, (B) any provision of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower, (C) to my best knowledge after due inquiry, any order of any Governmental Authority or (D) to my best knowledge after due inquiry, any provision of any indenture, agreement or other instrument to which the Borrower is a party or by which any of them or any of their property is or may be bound,
(ii) to my best knowledge after due inquiry, be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower.

         3. The Credit Agreement has been duly executed and delivered by the Borrower and constitutes, and each of the other Loan Documents when executed and delivered by the Borrower will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.

         4. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except such as have been made or obtained and are in full force and effect.

         5. (a) There are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any business, property or rights of any such person (i) which involve any Loan Document or the Transactions (excluding any such actions, suits or proceedings threatened by the Lenders or the Agent) or (ii) as to which there is a reasonable probability of any adverse determination and which, if such probable adverse determination occurred, could reasonably be anticipated to result in a Material Adverse Effect.

         (b) The Borrower is not in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could reasonably be anticipated to result in a Material Adverse Effect.

         6. The Borrower is not (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                                                                  EXHIBIT E










                        [FORM OF ISSUING BANK AGREEMENT]


                  ISSUING BANK AGREEMENT dated as of [ ] between CHOICE HOTELS HOLDINGS, INC., a Delaware corporation (the "Borrower"), and the financial institution identified on Schedule I hereto as the Issuing Bank (the "Issuing Bank").


         Reference is made to the Competitive Advance and Multi-Currency Revolving Credit Facility Agreement dated as of October 30, 1996 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrower, the Lenders named therein and The Chase Manhattan Bank, as Agent. The Borrower and the Issuing Bank desire to enter into this Agreement in order to provide for Letters of Credit to be issued by the Issuing Bank as contemplated by the Credit Agreement. Accordingly, the parties hereto agree as follows:

         SECTION 1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings specified in the Credit Agreement. The provisions of Section 1.02 of the Credit Agreement shall apply to this Agreement as though set forth herein.

         SECTION 2. Letter of Credit Commitment. The Issuing Bank hereby agrees to be an "Issuing Bank" under, and, subject to the terms and conditions hereof and of the Credit Agreement, to issue Letters of Credit under, the Credit Agreement; provided, however, that Letters of Credit issued by the Issuing Bank hereunder shall be subject to the limitations, if any, set forth on Schedule I hereto, in addition to the limitations set forth in the Credit Agreement.

         SECTION 3. Issuance Procedure. In order to request the issuance of a Letter of Credit hereunder, the Borrower shall hand deliver or telecopy a notice (specifying the information required by Section 2.20(b) of the Credit Agreement) to the Issuing Bank, as its address or telecopy number specified on Schedule I hereto (or such other address or telecopy number as the Issuing Bank may specify by notice to the Borrower), not later than the time of day (local time at such address) specified on Schedule I hereto prior to the proposed date of issuance of such Letter of Credit. A copy of such notice shall be sent, concurrently, by the Borrower to the Agent in the manner specified for borrowing requests under the Credit Agreement. Upon receipt of such notice, the Issuing Bank shall consult the Agent by telephone in order to determine (i) whether the conditions specified in the last sentence of Section 2.20(b) of the Credit Agreement will be satisfied in connection with the issuance of such Letter of Credit and (ii) whether the requested expiration date for such Letter of Credit complies with Section 2.20(c) of the Credit Agreement.

         SECTION 4. Issuing Bank Fees, Interest and Payments. The Issuing Bank Fees payable to the Issuing Bank in respect of Letters of Credit issued hereunder are specified on Schedule I hereto (and such fees shall be in addition to the Issuing Bank's customary documentary and processing charges in connection with the issuance, amendment or transfer of any Letter of Credit issued hereunder). Each payment of Issuing Bank Fees payable hereunder shall be made not later than 12:00 (noon), local time at the place of payment, on the date when due, in immediately available funds, to the account of the Issuing Bank specified on Schedule I hereto or to such other Lender specified on Schedule I hereto (or to such other account of the Issuing Bank as it may specify by notice to the Borrower).

         SECTION 5. Credit Agreement Terms. Notwithstanding any provision hereof which may be construed to the contrary, it is expressly understood and agreed that (a) this Agreement is supplemental to the Credit Agreement and is intended to constitute an Issuing Bank Agreement, as defined therein (and, as such, constitutes an integral part of the Credit Agreement as though the terms of this Agreement were set forth in the Credit Agreement), (b) each Letter of Credit issued hereunder and each and L/C Disbursement made under any such Letter of Credit shall constitute a "Letter of Credit" and an "L/C Disbursement", respectively, for all purposes of the Credit Agreement, (c) the Issuing Bank's commitment to issue Letters of Credit hereunder, and each and every Letter of Credit requested or issued hereunder, shall in each case be subject to the terms and conditions and entitled to the benefits of the Credit Agreement and (d) the terms and conditions of the Credit Agreement are hereby incorporated herein as though set forth herein in full and shall supersede any contrary provisions hereof.

         SECTION 6.  Assignment.  The Issuing Bank may not
assign its commitment to issue Letters of Credit hereunder without the consent of the Borrower and prior notice to the

Agent. In the event of an assignment by the Issuing Bank of all its other interests, rights and obligations under the Credit Agreement, then the Issuing Bank's commitment to issue Letters of Credit hereunder shall terminate unless the Issuing Bank, the Borrower and the Agent otherwise agree.

         SECTION 7. Effectiveness. This Agreement shall not be effective until counterparts hereof executed on behalf of each of the Borrower and the Issuing Bank have been delivered to and accepted by the Agent.


         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.


                                        CHOICE HOTELS HOLDINGS, INC.,

                                        by
                                            ---------------------
                                            Name:
                                            Title:


                                        [ISSUING BANK],

                                        by
                                            --------------------
                                            Name:
                                            Title:

Accepted:

THE CHASE MANHATTAN BANK, as Agent,

  by
    ---------------------
    Name:
    Title:

                                                        Schedule I to the
                                                   Issuing Bank Agreement









Issuing Bank:

Letters of Credit:

Issuing Bank's Address
and Telecopy Number for
Notice:



Time of Day by which
Notices must be received: A notice requesting the issuance of a Letter of Credit must be received by the Issuing Bank by 11:00 a.m. not less than three Business Days prior to the proposed date of issuance.

Issuing Bank Fees: [ ]% per annum on the average daily undrawn amount of each Letter of Credit issued hereunder, payable on the dates that L/C Participation Fees are payable pursuant to Section 2.06 of the Credit Agreement.

Issuing Bank's Account
for Payment of Issuing
Bank Fees:

                                                               SCHEDULE 2.01










------------------------------------------------------------------------------
                                          Contact Person
                                          and Telephone
     Name and Address of Lender        and Telecopy Numbers       Commitment
------------------------------------------------------------------------------
THE CHASE MANHATTAN BANK               William J. Caggiano        $20,000,000
270 Park Avenue                        Tel:       212-270-1338
New York, NY 10017                     Fax:       212-972-0009
------------------------------------------------------------------------------
NATIONSBANK                            Michael R. Heredia         $18,000,000
6610 Rockledge Drive, 6th Floor        Tel:       301-571-0724
Bethesda, MD 20817-1876                Fax:       301-571-0719
------------------------------------------------------------------------------
CRESTAR BANK                           Greg Wheeless              $14,000,000
1445 New York Avenue, NW               Tel:       202-879-6128
Washington, DC 20005                   Fax:       202-879-6137
------------------------------------------------------------------------------
THE BANK OF NOVA SCOTIA                Emily Kaufman              $14,000,000
One Liberty Place, 26th Floor          Tel:       212-225-5016
New York, NY 10006                     Fax:       212-225-5090
------------------------------------------------------------------------------
THE SANWA BANK LIMITED                 Dominic Sorresso           $14,000,000
Park Avenue Plaza                      Tel:       212-339-6194
55 East 52nd Street                    Fax:       212-754-1304
New York, NY 10055
------------------------------------------------------------------------------
DEUTSCHE BANK A.G.                     Iain P. Stewart            $10,000,000
31 West 52nd Street                    Tel:       212-474-8279
New York, NY 10019                     Fax:       212-474-8701

------------------------------------------------------------------------------
FIRST NATIONAL BANK OF                 Michael Stueck             $10,000,000
 MARYLAND                              Tel:       410-244-4102
25 South Charles Street,               Fax:       410-244-4746
Banc 101-570
Baltimore, MD 21201
==============================================================================

                                TABLE OF CONTENTS


                                    ARTICLE I

                                   Definitions
                                                                        Page

SECTION 1.01.   Defined Terms.........................................        1
SECTION 1.02.   Terms Generally.......................................       24


                                     ARTICLE II

                                     The Credits

SECTION 2.01.   Commitments...........................................       25
SECTION 2.02.   Loans.................................................       26
SECTION 2.03.   Competitive Bid Procedure.............................       29
SECTION 2.04.   Standby Borrowing Procedure...........................       32
SECTION 2.05.   Refinancings..........................................       33
SECTION 2.06.   Fees..................................................       34
SECTION 2.07.   Evidence of Indebtedness;
                    Repayment of Loans................................       35
SECTION 2.08.   Interest on Loans.....................................       36
SECTION 2.09.   Default Interest......................................       37
SECTION 2.10.   Alternate Rate of Interest............................       37
SECTION 2.11.   Termination and Reduction of
                    Commitments.......................................       38
SECTION 2.12.   Prepayment............................................       39
SECTION 2.13.   Reserve Requirements;
                    Change in Circumstances...........................       40
SECTION 2.14.   Change in Legality....................................       42
SECTION 2.15.   Indemnity.............................................       43
SECTION 2.16.   Pro Rata Treatment....................................       44
SECTION 2.17.   Sharing of Setoffs....................................       45
SECTION 2.18.   Payments..............................................       46
SECTION 2.19.   Taxes.................................................       46
SECTION 2.20.   Letters of Credit.....................................       50
SECTION 2.21.   Extension of Maturity Date............................       56


                                     ARTICLE III

                           Representations And Warranties

SECTION 3.01.   Organization; Powers..................................       57
SECTION 3.02.   Authorization.........................................       57
SECTION 3.03.   Enforceability........................................       57
SECTION 3.04.   Governmental Approvals................................       58

SECTION 3.05.   Financial Statements..................................       58
SECTION 3.06.   No Material Adverse Change............................       58
SECTION 3.07.   Title to Properties; .................................
                Possession Under Leases...............................       58
SECTION 3.08.   Subsidiaries..........................................       59
SECTION 3.09.   Litigation; Compliance with Laws......................       59
SECTION 3.10.   Agreements............................................       59
SECTION 3.11.   Federal Reserve Regulations...........................       60
SECTION 3.12.   Investment Borrower Act;
                    Public Utility Holding Borrower Act...............       60
SECTION 3.13.   Use of Proceeds.......................................       60
SECTION 3.14.   Tax Returns...........................................       60
SECTION 3.15.   No Material Misstatements.............................       61
SECTION 3.16.   Employee Benefit Plans................................       61
SECTION 3.17.   Environmental Matters.................................       61
SECTION 3.18.   Solvency..............................................       62
SECTION 3.19.   Distribution..........................................       62

                                     ARTICLE IV

                                Conditions Of Lending

SECTION 4.01.   All Credit Events.....................................       63
SECTION 4.02.   First Credit Event....................................       64


                                     ARTICLE V

                               Affirmative Covenants

SECTION 5.01.   Existence; Businesses and Properties..................       66
SECTION 5.02.   Insurance.............................................       66
SECTION 5.03.   Obligations and Taxes.................................       66
SECTION 5.04.   Financial Statements, Reports, etc. ..................       67
SECTION 5.05.   Litigation and Other Notices..........................       68
SECTION 5.06.   ERISA.................................................       69
SECTION 5.07.   Maintaining Records;
                    Access to Properties
                    and Inspections...................................       69
SECTION 5.08.   Use of Proceeds.......................................       70
SECTION 5.09.   Ownership.............................................       70


                                     ARTICLE VI

                                 Negative Covenants

SECTION 6.01.   Indebtedness..........................................       71
SECTION 6.02.   Liens.................................................       73

SECTION 6.03.   Sale and Lease-Back Transactions......................       75
SECTION 6.04.   Investments, Loans and Advances.......................       76
SECTION 6.05.   Mergers and Consolidations............................       76
SECTION 6.06.   Asset Sales...........................................       77
SECTION 6.07.   Transactions with Affiliates..........................       77
SECTION 6.08.   Business of Borrower and Subsidiaries.................       78
SECTION 6.09.   Subsidiary Indebtedness...............................       79
SECTION 6.10.   Agreements............................................       79
SECTION 6.11.   Fiscal Year Accounting Practices......................       79
SECTION 6.12.   No Further Negative Pledges...........................       79
SECTION 6.11.   Minimum Consolidated Net Worth........................       80
SECTION 6.12.   Consolidated Leverage Ratio...........................       80
SECTION 6.13.   Consolidated Interest Coverage Ratio..................       80


                                     ARTICLE VII

                                  Events of Default


                                    ARTICLE VIII

                                      The Agent


                                     ARTICLE IX

                                   Miscellaneous

SECTION 9.01.   Notices...............................................       88
SECTION 9.02.   Survival of Agreement.................................       89
SECTION 9.03.   Binding Effect........................................       89
SECTION 9.04.   Successors and Assigns................................       89
SECTION 9.05.   Expenses; Indemnity...................................       93
SECTION 9.06.   Right of Setoff.......................................       95
SECTION 9.07.   Applicable Law........................................       96
SECTION 9.08.   Waivers; Amendment....................................       96
SECTION 9.09.   Interest Rate Limitation..............................       97
SECTION 9.10.   Entire Agreement......................................       97
SECTION 9.11.   Waiver of Jury Trial;
                    Punitive Damages..................................       97
SECTION 9.12.   Severability..........................................       98
SECTION 9.13.   Counterparts..........................................       98
SECTION 9.14.   Headings..............................................       98
SECTION 9.15.   Jurisdiction; Consent to Service
                    of Process; Judgment Currency.....................       98
SECTION 9.16.   Confidentiality.......................................      100

Exhibit A-1        Form of Competitive Bid Request
Exhibit A-2        Form of Notice of Competitive Bid Request
Exhibit A-3        Form of Competitive Bid
Exhibit A-4        Form of Competitive Bid
                         Accept/Reject Letter
Exhibit A-5        Form of Standby Borrowing Request
Exhibit B          Form of Administrative Questionnaire
Exhibit C          Form of Assignment and Acceptance
Exhibit D          Form of Opinion of Counsel
Exhibit E          Form of Issuing Bank Agreement


Schedule 1.01      Hotel Properties
Schedule 2.01      Commitments
Schedule 3.07      Leased Hotel Properties
Schedule 3.08      Subsidiaries
Schedule 6.01(a    Indebtedness
Schedule 6.01(h) Insurance Related Letters of Credit
                             Promissory Notes Associated with Insurance
                              Programs
Schedule 6.01(I) Existing Bonds
Schedule 6.02    Liens
Schedule 6.02(j)              Permitted Mortgages
Schedule 6.04                 Permitted Investments